UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

DraftKings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

March 26, 2026
DEAR SHAREHOLDER:
It is a pleasure for me to extend to you an invitation to attend the 2026 Annual Meeting of Shareholders of DraftKings Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually on May 12, 2026, at 11:30 a.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2026.
The enclosed Notice of 2026 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted upon at the Annual Meeting.
We hope that all shareholders will virtually attend the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that you be represented. To ensure that your vote will be received and counted, please vote online, by mail or by telephone by following the instructions included with the proxy card.
On behalf of our Board of Directors and executives, I would like to express our appreciation for your support and interest in DraftKings Inc. I look forward to seeing you at the Annual Meeting.
JASON D. ROBINS
Chief Executive Officer and Chairman of the Board

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF DRAFTKINGS INC.:
The Annual Meeting of Shareholders of DraftKings Inc. will be held on May 12, 2026, at 11:30 a.m., Eastern Time. We have adopted a virtual format for the 2026 Annual Meeting of Shareholders to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2026.
The Annual Meeting of Shareholders is being held for the following purposes:
1.
To elect eleven directors to our Board of Directors;

2.
To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.
To conduct a non-binding advisory vote on executive compensation; and

4.
To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
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Vote online or by telephone, by following the instructions included with the proxy card; or

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Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only shareholders of record at the close of business on March 19, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This Proxy Statement and the proxy card were either made available to you online or mailed to you beginning on or about March 26, 2026.
By Order of the Board of Directors,
R. STANTON DODGE
Chief Legal Officer and Secretary
March 26, 2026

i

PROXY STATEMENT OF DRAFTKINGS INC.
General Information
This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of DraftKings Inc. (“DraftKings,” “we,” “us,” “our,” or the “Company”). The Annual Meeting will be held on May 12, 2026, at 11:30 a.m., Eastern Time. The Annual Meeting will be held virtually. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2026.
This Proxy Statement is being sent or provided on or about March 26, 2026 to shareholders of record at the close of business on March 19, 2026 (the “Record Date”) of our Class A common stock, par value $0.0001 per share (the “Class A Shares”), and Class B common stock, par value $0.0001 per share (the “Class B Shares”).
Your proxy is being solicited by our board of directors (the “Board” or “Board of Directors”). Your proxy may be revoked by written notice given to our Secretary, R. Stanton Dodge, at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included with the proxy card. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on May 11, 2026. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting, if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of eleven directors, the ratification of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and a non-binding advisory vote on executive compensation. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not in and of itself revoke your proxy.
Attendance at the Meeting
This year’s Annual Meeting will be held entirely online to provide a consistent and convenient experience to all shareholders regardless of their location. Shareholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/DKNG2026. To join the Annual Meeting, you will need to have your 16-digit control number that is included on your notice and your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 11:30 a.m., Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.
Log in Instructions
To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/DKNG2026. Shareholders will need their 16-digit control number that appears on the notice and the instructions that accompanied the proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (the “Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
The Rules of Conduct will be posted on www.virtualshareholdermeeting.com/DKNG2026 approximately two weeks prior to the date of the Annual Meeting.
Annual Meeting Technical Assistance
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Availability of Live Webcast to Team Members and Other Constituents
The live audio webcast will be available to not only our shareholders but also our team members and other constituents.
Securities Entitled to Vote
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” with respect to those shares. The notice will be sent to you by mail directly by us. As a shareholder of record, you may vote directly at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
Only shareholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 495,742,804 Class A Shares outstanding and 393,013,951 Class B Shares outstanding. Each Class A Share is entitled to one vote per share on each proposal to be considered by our shareholders, and each Class B Share is entitled to ten votes per share on each proposal to be considered by our shareholders.
As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares directly at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
Matters Scheduled for a Vote
There are three matters scheduled for a vote:
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Proposal 1: To elect eleven directors named in the Proxy Statement with terms to expire at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”);

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Proposal 2: To ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

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Proposal 3: To conduct a non-binding advisory vote on executive compensation.

Aside from the election of directors, the ratification of the appointment of our independent registered public accounting firm and the non-binding advisory vote on executive compensation, our Board of Directors knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
Board of Directors Voting Recommendation
Our Board of Directors recommends that you vote your shares:
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“For” the election of all eleven director nominees;

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“For” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

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“For” the approval, on a non-binding advisory basis, of our executive compensation.

How to Vote
For Proposal 1, you may vote “For All,” “Withhold All” or “For All Except” with respect to each nominee to the Board of Directors. For Proposal 2, you may vote “For,” “Against” or abstain from voting. For Proposal 3, you may vote “For,” “Against” or abstain from voting. The procedures for voting are outlined below.
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/DKNG2026, by proxy over the Internet, or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.
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To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/DKNG2026. You will be asked to provide the 16-digit control number from the notice and follow the instructions.

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To vote on the Internet, please visit www.ProxyVote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 11, 2026 to be counted.

3.
To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 11, 2026 to be counted.

4.
To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Vote Required
In accordance with our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) and our Amended and Restated Bylaws (our “Bylaws”), the presence at the Annual Meeting, in person, by means of remote communication or represented by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.
The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The eleven nominees receiving the highest number of votes cast “for” will be elected.
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on the matter is required to approve the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on executive compensation. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on executive compensation.
Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present for purposes of constituting a quorum at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on executive compensation. Withheld votes will not be counted as “against” or “for” the election of directors. Broker non-votes will not be considered in determining the election of directors or the non-binding advisory vote on executive compensation. No broker non-votes are expected to exist in connection with the ratification of the appointment of BDO as our independent registered public accounting firm.
Jason D. Robins, our Chairman and Chief Executive Officer, currently possesses approximately 88% of the total voting power of our issued and outstanding shares. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote: (1) for the election of each of the eleven director nominees; (2) for the ratification of the appointment of BDO as our independent registered public accounting firm and (3) for the approval, on a non-binding advisory basis, of our executive compensation. Accordingly, the election of each of the director nominees; the ratification of the appointment of BDO as our independent registered public accounting firm and the approval, on a non-binding advisory basis, of our executive compensation are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
How to Change Your Vote After Submitting Proxy
You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy in any one of three ways:
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A duly executed proxy card with a later date or time than the previously submitted proxy;

2.
A written notice that you are revoking your proxy to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116; or

3.
A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.
How to Submit Shareholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some shareholder proposals may be eligible for inclusion in our 2027 proxy statement. Any such proposal must be submitted in writing by November 26, 2026 to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. If we change the date of our 2027 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of such shareholder proposal must be delivered to, or mailed and received by, our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116, no earlier than January 12, 2027 and no later than the close of business on February 11, 2027, which notice must contain the information specified in our Bylaws. If we change the date of our 2027 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a shareholder proposal for presentation before an annual meeting of shareholders that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2027 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2027 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 no later than March 13, 2027, or, if we change the date of our 2027 Annual Meeting by more than thirty days from the anniversary of the Annual Meeting, then no later than sixty days prior to our 2027 Annual Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made.
Householding
We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This householding procedure reduces our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify Broadridge Financial Solutions at www.ProxyVote.com, send a written request to Broadridge Householding Department, 51 Mercedes

Way, Edgewood, New York 11717, or call 1-866-540-7095, in each case, to receive a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials.
If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports, proxy statements and/or Notices of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions at the address or phone number provided above.
How to Obtain the Results of Voting at Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.
Our Mailing Address
Our mailing address is 222 Berkeley St., Fifth Floor, Boston, MA 02116.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our shareholders will elect a board of eleven directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders, or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote on directors is necessary to elect a director. This means that the eleven nominees who receive the most votes will be elected to the eleven open directorships, even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If at the time of the Annual Meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills for each nominee.
Name	Position	Age
Jason D. Robins	Chief Executive Officer and Chairman of the Board	45
Harry E. Sloan	Vice Chairman of the Board	76
Paul Liberman	President, Operations and Director	42
Matthew Kalish	President, DraftKings North America and Director	44
Woodrow H. Levin	Director	47
Jocelyn Moore	Director	49
Ryan R. Moore	Director	52
Valerie Mosley	Director	66
Steven J. Murray	Director	57
Marni M. Walden	Director	59
Gregory W. Wendt	Director	64
Jason D. Robins is our Chief Executive Officer and Chairman of the Board. Mr. Robins co-founded the Company in December 2011 and served as its Chief Executive Officer from its inception, and has served as our Chief Executive Officer and Chairman of the Board since April 2020. Mr. Robins oversees the Company’s strategy and operations, while also driving financings and strategic initiatives. He has built a reputation for expanding DraftKings’ reach across numerous platforms through wide-ranging, forward-thinking strategic relationships. Mr. Robins has led efforts at DraftKings to work with policy makers and regulators to pass fantasy sports, sports betting and online casino legislation. Mr. Robins also serves on the board of directors of Extend, Inc. (“Extend”), which is currently engaged in the business of providing extended warranty service contracts for consumer products. Mr. Robins also served on the board of directors of FirstMark Horizon Acquisition Corp., which was a special-purpose acquisition company (“SPAC”) formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries located in the United States, from September 2020 until the completion of its initial business combination with Starry, Inc. in March 2022. Mr. Robins was also a director of Horizon Acquisition Corporation II, which was a SPAC formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries located in the United States, from October 2020 until April 2023. Mr. Robins attended Duke University, where he received his B.S. in Economics and Computer Science and a minor in math.
We believe Mr. Robins is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our Chief Executive Officer and as a co-founder.
Harry E. Sloan has served on our Board since April 2020 and serves as Vice Chairman of DraftKings. He is a founder, public company CEO and an investor in the media, entertainment and technology industries. He is a former chairman and CEO of MGM Studios, Inc. Over the past decade, Mr. Sloan and his partner, former CBS President, Jeff Sagansky, have raised aggregate gross proceeds of over $5 billion in public market SPACs to invest in emerging businesses with innovative thinking and business models. As chairman and CEO of Eagle Equity Partners’ SPACs, Mr. Sloan has taken public eight companies, including DraftKings in 2020 and Ginkgo Bioworks, a record deal valued at $17.5 billion, in 2021. Mr. Sloan is also a director of Ginkgo Bioworks. In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp. (where Mr. Sloan served as Chairman until May 2024) with $750 million in proceeds. In May 2024, Screaming Eagle concluded its $4.6 billion business combination with the studio business of Lions Gate Entertainment Corp., creating Lionsgate Studios Corp. (NASDAQ: LION), one of the world’s largest standalone pure play, publicly-traded content companies. In October 2024, Mr. Sloan and his partners launched Bold Eagle Acquisition Corp. (where he serves as Co-Chairman) with $250 million in proceeds. Mr. Sloan was chairman and CEO of MGM Studios from 2005-2010. Earlier, he founded and led two public companies in the media arena: New World Entertainment in Los Angeles and SBS Broadcasting, S.A., one of Europe’s largest broadcasters. Mr. Sloan is also a member of the board of directors of Lionsgate Studios Corp., Starz Entertainment Corp., Infinite Eagle Acquisition Corp. and Bold Eagle Acquisition Corp. Mr. Sloan was previously a member of the board of directors of Soaring Eagle Acquisition Corp. (until 2021), Global Eagle Entertainment (until 2021) and Skillz Inc. (until 2022). Mr. Sloan is an associate professor at the UCLA Anderson School of Management, where he currently teaches Entertainment Business Models for MBA students and serves on the board of visitors of UCLA Anderson and the board of the UCLA School of Theatre, Film and Television (TFT). In 1987, Mr. Sloan was appointed to the President’s Advisory Council on Trade and Policy Negotiations (ACTPN). Mr. Sloan now works with Cindy McCain as a trustee of The McCain Institute and has since its founding. Mr. Sloan also serves as a board member for the Pacific Council on International Policy, an independent organization committed to building the capacity of Los Angeles and California for impact on global issues, discourse and policy. In 2023, he was appointed to serve on the United States Holocaust Memorial Museum Council. Mr. Sloan received his J.D. from Loyola Law School and his B.A. from the University of California, Los Angeles.
We believe Mr. Sloan is qualified to serve on our Board due, among other things, to his extensive experience as an international media investor, entrepreneur and studio executive and his ability to identify key investment opportunities with significant returns for his partners.
Paul Liberman is our President, Operations, and a director. Mr. Liberman co-founded the Company in December 2011 and served as our President, Global Technology and Product from December 2019 to November 2025. Prior to that, Mr. Liberman served as our Chief Operations Officer (“COO”) from 2015 to December 2019. In November 2025, Mr. Liberman was appointed President, Operations. Mr. Liberman has served on our Board since April 2020. He oversees our product development while leading efforts in maintaining the Company’s current product offerings. He acted as the Chief Technology Officer of DK Crown Holdings Inc. (formerly DraftKings Inc.) (“DK DE”) from 2011 to 2013 and subsequently acted as its Chief Marketing Officer before becoming COO. Mr. Liberman’s data-driven mindset has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Under his leadership, Mr. Liberman’s team has developed award-winning, stand-alone apps and product offerings including DraftKings’ DK Live and Leagues, DraftKings Fantasy app and, most recently, the DraftKings Sportsbook and Casino platforms. Mr. Liberman attended Worcester Polytechnic Institute where he received a B.S. in Electrical Engineering and minor in Computer Science.
We believe Mr. Liberman is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our President, Operations and as a co-founder.
Matthew Kalish is our President, DraftKings North America, and a director. Mr. Kalish co-founded the Company in December of 2011 and served as its Chief Revenue Officer from 2014 until December 2019. In December 2019, Mr. Kalish was appointed President, DraftKings North America. Mr. Kalish has served on our Board since April 2020. On November 6, 2025, Mr. Kalish and the Company mutually agreed that Mr. Kalish will transition out of his role as President, DraftKings North America, effective as of March 31, 2026 (the “Transition Date”). In connection with Mr. Kalish’s transition, the Company entered into a Transition Agreement with Mr. Kalish, pursuant to which Mr. Kalish will step down from all other roles as an officer or employee of the Company and any of its subsidiaries, effective as of the Transition Date. Mr. Kalish will remain a director on the Board of Directors of the Company after the Transition Date. Mr. Kalish focuses on developing and managing high-performing offerings and promotions that users love, and bringing those offerings to market in order to drive user base growth and loyalty. The innovation under Mr. Kalish’s guidance has helped DraftKings grow its customer base significantly. Under Mr. Kalish’s oversight, DraftKings has grown to offer a broad variety of sports and game variants in Fantasy, as well as highly competitive Sportsbook and Casino offerings, which have resulted in DraftKings achieving a leadership position in the rapidly expanding U.S. real-money gaming landscape. Mr. Kalish’s passion for sports, analytics and game design has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Mr. Kalish received his M.B.A. from Boston College and his B.A. in Computer Science and Economics from Columbia University.
We believe Mr. Kalish is qualified to serve on our Board due, among other things, to the perspective and experience he brings as a co-founder.
Woodrow H. Levin has served on our Board since April 2020. Mr. Levin is the founder and Chief Executive Officer of Extend, which is an AI-driven solution for merchants to enable automated post-purchase solutions including extended warranties and protection plans, fraud mitigation, returns and exchanges, shipping protection, and other automation services. Mr. Levin is also the founder of 3.0 Capital GP, LLC, which is a multi-strategy crypto asset hedge fund and previously served as its Chief Executive Officer. Prior to founding Extend in November 2018 and 3.0 Capital GP, LLC in December 2017, Mr. Levin served as Vice President of Growth at DocuSign, Inc., which allows organizations to digitally prepare, sign, act on, and manage agreements. In addition, Mr. Levin served as the founder and Chief Executive Officer of Estate Assist, Inc., from February 2014 to September 2015 (at which time it was acquired), which offers digital estate planning assistance, and BringIt, Inc., from June 2009 to September 2012 (at which time it was acquired), which provides a virtual currency casino and arcade. Mr. Levin served as Director of the Emerging Business-Office of the CTO at International Game Technology, Inc., which manufactures and distributes slot machines and other gaming technology. Mr. Levin currently serves as a member of the board of directors of Extend (since November 2018). Mr. Levin also served on the board of directors of 10X Capital Venture Acquisition Corp. III (NYSE: VCXB), a blank check company that did not find an acquisition target for its initial business combination and redeemed the units issued in its January 2022 initial public offering, until 2024. He also served on the board of directors of 10X Capital Venture Acquisition Corp. II (NYSE: VCXA) until 2023. In November 2022, 10X Capital Venture Acquisition Corp. II redomesticated from the Cayman Islands to Delaware, changing its name to African Agriculture Holdings Inc. (NASDAQ: AAGR), and in December 2023 completed a business combination with African Agriculture Inc., a company which maintains a commercial farming business based in northern Senegal focused on the production and sale of alfalfa for cattle feed and nutrition purposes. He also served on the board of directors of Ventoux CCM Acquisition Corp. (NASDAQ: VTAQ) until 2022. In September 2022, Ventoux CCM Acquisition Corp. completed a business combination with Presto Automation Inc. (NASDAQ: PRST), a company which provides enterprise-grade AI and automation solutions to the restaurant enterprise and technology industry. He received his J.D. from Chicago-Kent College of Law, Illinois Institute of Technology, and his B.A. from the University of Wisconsin.
We believe Mr. Levin is qualified to serve on our Board due, among other things, to his extensive experience and knowledge as an executive for technology companies.
Jocelyn Moore has served on our Board since September 2020. Ms. Moore currently serves as Principal of Jocelyn Moore Consulting, LLC, a boutique corporate affairs advisory firm. She serves on the board of directors of OppFi Inc., a publicly traded financial technology company (NYSE: OPFI) and the board of directors of Pallas Advisors, a strategic advisory firm specializing in national security, defense, and innovation. In October 2021, Ms. Moore was appointed to serve on the board of directors of the First Responder Network (FirstNet) Authority, a unique public-private partnership created after September 11th to provide a high-speed, nationwide, wireless broadband network for public safety. As Principal of Jocelyn Moore Consulting, LLC since May 2020, Ms. Moore has advised CEOs, executive teams, and boards of directors on strategic communications, crisis and risk management, regulatory affairs, corporate social responsibility, operations, organizational change, and diversity, equity, inclusion, and belonging. Ms. Moore also served on the board of directors and audit committee of Games & Esports Experience Acquisition Corp., a SPAC formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily in the interactive media industry and operating within or adjacent to competitive gaming and esports, from June 2022 until approximately April 2023. From January 2022 until June 2023, Ms. Moore was Senior Managing Director, Corporate Affairs, and a member of the executive committee at Pretium. From June 2018 until April 2020, Ms. Moore was Executive Vice President of Communications

and Public Affairs at the National Football League (“NFL”). As the NFL’s Global Chief Communications Officer, she was a member of the executive leadership team and responsible for managing the league’s corporate affairs. From July 2016 to June 2018, Ms. Moore was Senior Vice President of Public Policy and Government Affairs at the NFL. As Head of the NFL’s Washington, D.C. office, she led the league’s public policy agenda and managed the league’s political action committee. She serves as a director on several nonprofit boards: the West Virginia University Health System board of directors, where she is a member of the Quality & Patient Safety Committee; and the DC Rape Crisis Center board of directors, where she is a member of the fundraising committee. Ms. Moore holds a B.A. in English and an M.Ed. in Student Personnel in Higher Education, both from the University of Florida.
We believe Ms. Moore is qualified to serve on our Board due, among other things, to her experience and background in managing large-scale corporations, including experience in the front office of the NFL, as well as her service as a member of the board of directors of numerous entities.
Ryan R. Moore has served on our Board since April 2020. Mr. Moore founded Revenant and co-founded Accomplice Management, LLC (“Accomplice”), a venture capital firm, in January 2015 and served as a General Partner there until December 2023. Mr. Moore is also a founding investor in several technology companies. Mr. Moore began his career at SoftBank Capital Partners LP (“Softbank”), a venture capital firm. Later, he was a General Partner of GrandBanks Capital, which invested primarily in early-stage technology companies. He joined Atlas Advisors, Inc., the predecessor to Accomplice, which focuses its investments on early-stage companies, where he was a Partner from August 2011 to December 2014. Mr. Moore received his A.B. in Economics from Princeton University.
We believe Mr. Moore is qualified to serve on our Board due, among other things, to his extensive investment experience and background, including experience in the eSports industry, as well as his service as a member of the board of numerous other companies.
Valerie Mosley, CFA, has served on our Board since September 2020. Ms. Mosley is the Founder of Upward Wealth, a fin-tech platform that democratizes wealth building and well-being. Currently, she also serves on the board of directors of Eaton Vance’s family of mutual funds, where she is a member of the governance committee, the audit committee and the portfolio management committee. Her non-profit boards include McLean Hospital, a world leader in mental health and the Skoll Foundation Investment Committee. Ms. Mosley formerly served on the board of directors of Envestnet, Inc. (NYSE: ENV), a wealth management services and technology company, where she was a member of the nominating and governance committee and compliance and information security committee, as well as Groupon, Inc. (NASDAQ: GRPN), an online marketplace, where she served on the audit and nominating committees from April 2020 to August 2022. She also previously served on the board of privately-held Caribou, a fin-tech company that refinances automobile loans. Personally, Ms. Mosley has advised and invested in companies that add value both to investors and society through Valmo Ventures. She holds a B.A. in History from Duke University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania, with a specialty in finance.
We believe Ms. Mosley is qualified to serve on our Board due, among other things, to her extensive investment experience and background, including her experience serving as a member of the boards and committees of several large U.S. public companies.
Steven J. Murray has served on our Board since April 2020. Mr. Murray is an Advisor to Revolution Growth III, LP (together with its affiliates, “Revolution”), a venture capital firm, where he previously worked as Managing Partner from January 2016 to October 2024. Prior to joining Revolution, Mr. Murray worked for Softbank, a venture capital firm, from April 1996 to January 2016, where he most recently served as a Partner. Prior to joining Softbank, he worked for Deloitte & Touche LLP, where he specialized in high-growth technology-based businesses. Mr. Murray currently serves as a member of the board of directors of a number of public and private companies, including: InVenture Capital Corporation d/b/a Tala (since March 2018), which provides financial products and services to underbanked individuals in developing nations; Orchard Technologies, Inc. (since June 2022), which is a direct to consumer based service to make easier the process to buy and sell homes; and ZephyrAI, Inc. (since December 2023), which harnesses real world medical data to transform precision medicine. From June 2013 until January 2021, Mr. Murray served as a member of the board of directors, audit committee and nominating and governance committee of Fitbit, Inc. (NYSE: FIT), which offers wireless-enabled wearable technology devices and activity trackers. From June 2018 to July 2022, Mr. Murray also served as a member of the board of directors and audit committee of BigCommerce Holdings Inc. (NASDAQ: BIGC), which offers a SaaS ecommerce platform. In addition to these companies, Mr. Murray has served on the boards of a variety of other private technology-based businesses over the past 20 years. Mr. Murray received his B.S. in Accounting from Boston College in 1990 and his International Board Director Competency Designation (IBDC.D) in 2026.
We believe Mr. Murray is qualified to serve on our Board due, among other things, to his experience as a member of the board of directors of both public and private companies and expertise in fundraising, management of high-growth companies and all levels of corporate governance.
Marni M. Walden has served on our Board since April 2020. Ms. Walden is a seasoned technology, telecom, and media executive with more than 25 years of leadership experience driving innovation, operational excellence, and large-scale transformation across global organizations. Widely recognized as one of the most influential women in wireless and a trailblazer in the digital ecosystem, she has held senior operating roles at Verizon Communications Inc. (NYSE: VZ) (“Verizon”), served as an executive management member of the board for Verizon and now serves as a public and private company board director, strategic advisor, and investor. During her distinguished career at Verizon, Ms. Walden rose through a series of senior leadership positions, ultimately becoming one of the corporation’s top five officers and its highest-ranking female executive. As Chief Marketing Officer of Verizon Wireless, Inc., she led all marketing initiatives and oversaw the development of groundbreaking mobile products and services. She later served as Chief Operating Officer and Executive Vice President of Verizon Wireless, where she directed nationwide operations and delivered industry leading performance across consumer and enterprise segments. In 2015, Ms. Walden was appointed President of Global Media and New Business at Verizon. In this role, she guided the company’s expansion into digital media, advertising technology, and connected mobility. She subsequently served as President and Executive Vice President of Global Media and Telematics, where she built new revenue streams, shaped strategy for Verizon Media, and led the Connected Vehicle business. Earlier, as President and Executive Vice President of Product Innovation, she oversaw global strategy, venture investments, and technology development across all Verizon business units. Throughout her tenure, Ms. Walden led several of Verizon’s most significant acquisitions and integrations, including Yahoo, AOL, Fleetmatics, Telogis, Alltel, and RCC. Her leadership earned her numerous accolades, including recognition as one of the Most Powerful Women in Wireless, a place on Fortune’s Most Powerful Women list, and Working Mother of the Year. Since retiring from Verizon in 2018, Ms. Walden has transitioned her expertise to the boardroom and strategic advisory roles. Her additional board experience spans both public and private companies, including Airlinq (formerly Globetouch), Persado, DeepSig, and prior service on the boards of Alphabets Loon, ironSource, and 4C Insights. Ms. Walden also advises leading global investment firms — including New Mountain Capital, EQT, and Goldman Sachs (NYSE: GS) — as well as a portfolio of technology and data driven companies such as Transformco. Her early career included leadership roles at AT&T (NYSE: T), McCaw Communications, and General Cellular Corporation, where she built foundational expertise in wireless operations and customer experience. Ms. Walden attended California State University, Chico, where she majored in English and minored in Communications.
We believe Ms. Walden is qualified to serve on our Board due, among other things, to her over 20 years of experience in telecommunications, technology and media, including her leadership roles at Verizon, where she gained extensive experience managing multi-billion dollar lines of business and leading transformative M&A activities and digital transformations, as well as her service as a member of the board of directors of numerous public and private companies.
Gregory W. Wendt has served on our Board since November 2025. Mr. Wendt retired from the Capital Group Companies as a Partner on July 1, 2025. During his over 37 years at the firm, which manages the American Funds family of mutual funds, Mr. Wendt’s principal role was as an investment analyst and portfolio manager. Among his areas of research focus as an investment analyst was the global casino sector. Mr. Wendt currently serves as a Trustee of the University of Chicago. Mr. Wendt received an A.B. in Economics from the University of Chicago and an M.B.A. from Harvard University.

We believe Mr. Wendt is qualified to serve on our Board due, among other things, to his financial, investment and managerial experience, acquired, in part, during his tenure with Capital Group.
***
Vote Required
The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The eleven nominees receiving the highest number of votes cast “for” will be elected. Withheld votes will not be counted as “against” or “for” the election of directors. Broker non-votes will not be considered in determining the election of directors.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 88% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote in favor of each of the nominees set forth in Proposal No. 1. Accordingly, election of all of the nominees set forth in Proposal No. 1 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

EXECUTIVE OFFICERS
The table below identifies, and provides certain information concerning, our current executive officers other than our current Chief Executive Officer, President, DraftKings North America, who will transition out of that role effective as of March 31, 2026, and President, Operations, whose information is included above.
Name	Position	Age
R. Stanton Dodge	Chief Legal Officer and Secretary	58
Alan Ellingson	Chief Financial Officer	46
Erik Bradbury	Chief Accounting Officer	48
R. Stanton Dodge is our Chief Legal Officer and Secretary. Mr. Dodge joined DraftKings in that capacity in November 2017, and is responsible for all legal and government affairs and oversees Corporate Communications for DraftKings. Prior to joining DraftKings, Mr. Dodge served as Executive Vice President, General Counsel and Secretary of DISH Network Corporation (NASDAQ: DISH) from June 2007 to October 2017, where he was responsible for all legal and government affairs and oversaw corporate communications. Mr. Dodge serves on the board of directors of EchoStar Corporation (NASDAQ: SATS). Mr. Dodge received his J.D., magna cum laude, from Suffolk University Law School and his B.S. in Accounting from the University of Vermont.
Alan Ellingson is our Chief Financial Officer. Mr. Ellingson joined DraftKings in 2020 as Vice President of Financial Planning and Analysis and served as Senior Vice President, Finance and Analytics from January 2023 to May 2024. In May 2024, Mr. Ellingson was appointed Chief Financial Officer and is responsible for the accounting, tax, treasury, financial planning and analysis, internal audit, investor relations and analytics departments. Prior to joining DraftKings, from 2012 to 2020, Mr. Ellingson worked for Iron Mountain Inc., where he ultimately served as Vice President, Finance. Mr. Ellingson received his BSc in Economics from the University of Utah and an M.B.A. at the University of Notre Dame’s Mendoza School of Business.
Erik Bradbury is our Chief Accounting Officer. Mr. Bradbury rejoined DraftKings in that capacity in August 2024 after having previously served in the same capacity from September 2020 until September 2023. As Chief Accounting Officer, Mr. Bradbury is responsible for the Company’s accounting functions, including SEC financial and regulatory reporting, operational accounting and accounting policy. Mr. Bradbury has over 20 years of experience, most recently as the Senior Vice President, Controller & Chief Accounting Officer for IAC Inc. where he oversaw IAC’s company-wide accounting and financial reporting from September 2023 to August 2024. Prior to initially joining DraftKings in September 2020, Mr. Bradbury was a Partner with Ernst & Young LLP (“EY”) from July 2017 through September 2020, and Professional Accounting Fellow at Financial Executives International from July 2015 to July 2017 where he managed the activities of the prestigious Committee on Corporate Reporting, consisting of the top Fortune 100 Controllers and Chief Accounting Officers. Mr. Bradbury has also spent over a decade in EY’s U.S. Assurance practice, where he served multiple roles including within the National Professional Practice Group, Financial Accounting Advisory Services practices, and as an auditor. Mr. Bradbury holds a degree in accounting from Brigham Young University and is a Certified Public Accountant.

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
The Company combines the positions of Chief Executive Officer and Chairman of the Board. The Company believes that the Chief Executive Officer, as a Company executive, is in the best position to fulfill the Chairman’s responsibilities, including those related to identifying emerging issues facing the Company, communicating essential information to the Board about the Company’s performance and strategies, and proposing agendas for the Board. We believe Mr. Robins’ in-depth knowledge of the Company and his extensive executive and management experience make him uniquely well positioned to lead the Board in developing and monitoring the strategic direction of the Company. We do not currently have a lead independent director.
Board’s Role in Risk Oversight
The Board has ultimate responsibility for oversight of the Company’s risk management processes. The Board discharges this oversight responsibility through regular reports received from, and discussions with, executives on areas of material risk exposure to the Company. These reports and Board discussions include, among other things, operational, financial, legal and regulatory, and strategic risks. Additionally, the Company’s risk management processes are intended to identify, manage, and control risks so that they are appropriate considering the Company’s scope, operations, and business objectives. The full Board (or the appropriate committee thereof in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate executives to enable its members to understand and provide input to, and oversight of, our risk identification, risk management, and risk mitigation strategies. The audit committee also meets to, among other things, discuss the Company’s risk management culture and processes. For example, as part of its charter, our audit committee is responsible for, among other things, discussing the Company’s policies with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Company. In addition, the compliance and risk committee monitors risks relating to certain compliance matters, such as those described in the section “Compliance and Risk Committee,” and recommends appropriate actions in response to those risks. As part of its oversight, the compliance and risk committee receives regular reports from the Company’s Chief Information Security Officer, which include discussion of material cybersecurity risks, and periodically reports to the Board. When a committee of the Board receives a report from a member of management regarding areas of risk, the chair of the relevant committee is expected to report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The Board or applicable committee also has authority to engage external advisors to the extent necessary or appropriate.
Board of Directors and Committees and Selection Process
During 2025, our Board held four meetings and acted by unanimous written consent on twelve occasions. Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served. In addition, our non-employee directors held four executive sessions in 2025.
Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal. Officers serve at the discretion of the Board.
Audit Committee
The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•
appoints our independent registered public accounting firm;

•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•
determines the engagement of the independent registered public accounting firm;

•
reviews and approves the scope of the annual audit and the audit fee;

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
reviews our critical accounting policies and estimates; and

•
reviews the audit committee charter and the committee’s performance at least annually.

Our audit committee consists of Messrs. Murray and Moore and Ms. Mosley, with Mr. Murray serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board of Directors has determined that all of the members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ with respect to audit committee membership. The Board has also determined that Mr. Murray qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. During 2025, the audit committee held four meetings and acted by unanimous written consent on three occasions.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:
•
reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•
determines the compensation of our Chief Executive Officer and recommends the compensation of the other executive officers to the Board;

•
determines the issuance of stock options and other awards under our stock plans to the Chief Executive Officer and other executive officers;

•
recommends to our Board of Directors the issuance of all other stock options and other awards under our stock plans; and

•
reviews the compensation committee charter at least annually.

The compensation committee consists of Messrs. Moore and Murray and Ms. Moore, with Mr. Moore serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors; however, each of the members of our compensation committee is independent as defined in NASDAQ listing standards, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). During 2025, the compensation committee held four meetings and acted by unanimous written consent on four occasions.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. Among other matters, the nominating and corporate governance committee:
•
identifies and reviews independent director candidates and recommends independent director nominees for selection by the Board of Directors to fill the number of independent director positions established by resolution of the Board of Directors from time to time;

•
considers director nominees in light of the entirety of their credentials, including, but not limited to: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board of Directors duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) their independence from management under listing standards and governance guidelines of the Company; and (vi) the needs of the Board of Directors and the Company;

•
reports to the Board of Directors on all material actions taken by the nominating and corporate governance committee;

•
reviews the nominating and corporate governance committee’s charter from time to time and recommends any proposed changes to the Board of Directors; and

•
performs any other duties or responsibilities expressly delegated to the nominating and corporate governance committee by the Board of Directors from time to time.

The nominating and corporate governance committee consists of Mmes. Walden and Mosley and Messrs. Levin and Wendt, with Ms. Walden serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors; however, each of the members of the nominating and corporate governance committee is an independent director as defined in NASDAQ listing standards. During 2025, the nominating and corporate governance committee did not hold any meetings and acted by unanimous written consent on three occasions.
Compliance and Risk Committee
The compliance and risk committee oversees our non-financial compliance matters. Among other matters, the compliance and risk committee:
•
identifies, reviews and analyzes laws and regulations applicable to us;

•
recommends to the Board, and monitors the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•
reviews significant compliance risk areas identified by management;

•
discusses periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•
monitors compliance with, authorizes waivers of, investigates alleged breaches of and enforces our non-financial compliance programs; and

•
reviews our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

The compliance and risk committee consists of Mmes. Walden and Moore and Mr. Liberman, with Ms. Walden serving as the chair of the committee. During 2025, the compliance and risk committee held four meetings and acted by unanimous written consent on one occasion.
Transaction Committee
The transaction committee oversees our merger and acquisition activity and commercial transactions. Among other matters, the transaction committee considers, evaluates, authorizes and makes recommendations to the Board regarding:

•
potential merger and acquisition transactions and non-binding proposals with respect to such potential merger and acquisition transactions; and

•
potential commercial transactions and non-binding proposals with respect to such potential commercial transactions.

The transaction committee consists of Messrs. Sloan and Murray and Mmes. Walden and Moore, with Mr. Sloan serving as the chair of the committee. During 2025, the transaction committee held nine meetings and acted by unanimous written consent on thirteen occasions.
Director Independence; Controlled Company Exemption
Mr. Robins is the beneficial owner of all the outstanding Class B Shares and controls a majority of the voting power of our outstanding capital stock, as a result of which Mr. Robins has the power to elect a majority of our directors. Pursuant to NASDAQ listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” Therefore, we are not subject to NASDAQ listing standards that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter that, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. However, notwithstanding the foregoing, we have (a) a board of directors comprised of a majority of independent directors; (b) a compensation committee comprised solely of independent directors that determines compensation for our executive officers; (c) a compensation committee charter that provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (d) director nominees recommended for the Board’s selection by a nominating and corporate governance committee comprised solely of independent directors.
Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, notwithstanding the foregoing, our Board currently consists of eleven directors, of whom Mr. Levin, Ms. Moore, Mr. Moore, Ms. Mosley, Mr. Murray, Mr. Sloan, Ms. Walden and Mr. Wendt are “independent directors,” as defined in NASDAQ listing standards and applicable SEC rules.
The charters of our audit committee, compensation committee, nominating and corporate governance committee and compliance and risk committee are available free of charge on the investor relations section of our website at www.draftkings.com.
Other Information about the Board of Directors
Compensation Committee Interlocks and Insider Participation
The directors who served as members of the compensation committee during the fiscal year ended December 31, 2025 were Messrs. Moore and Murray and Ms. Moore. None of the members of the compensation committee has at any time been an officer or employee of DraftKings. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more executive officers on our compensation committee or Board.
Code of Business Ethics
We have adopted a code of business ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business ethics is available on our website at www.draftkings.com. To the extent required by law, we expect to disclose any amendments to our code of business ethics, or any waivers of its requirements, on our website.
Annual Meeting Attendance
Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. We expect that all of our directors will attend the Annual Meeting.
Board Composition and Criteria
Our Board believes that its composition appropriately reflects the knowledge, experience, skills and other characteristics required to fulfill its duties. In searching for prospective nominees for the Board, our Board and the nominating and corporate governance committee seek qualified candidates to enhance the experience and perspectives of our Board.
In considering whether to recommend a prospective nominee for selection by the Board, including candidates recommended by shareholders, the nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. However, DraftKings believes that the backgrounds and qualifications of the directors, considered as a group, should provide a mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The nominating and corporate governance committee recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of, among other things, experience, knowledge, and abilities required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.
A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in writing with whatever supporting material the shareholder considers appropriate. The nominating and corporate governance committee will also consider whether to recommend for the Board’s selection any person nominated by a shareholder pursuant to the provisions of our Bylaws relating to shareholder nominations. Communications can be directed to the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in accordance with the process described in “Shareholder Communications” below.
Sustainability and Corporate Responsibility Highlights
We believe our focus on corporate responsibility, ethics and enterprise risk management protects the long-term interests of our shareholders. A key component of our corporate strategy and risk management programs is oversight by our Board and most senior leaders, as well as our employees, because we believe achieving operational excellence is inextricably linked to running our business responsibly. These responsibilities require us to evaluate and monitor our sustainability and corporate responsibility practices, which we believe go hand-in-hand with generating long-term value for our shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power
Current Directors and Executive Officers
Jason D. Robins(1)(2)	11,472,868	2.1%	393,013,951	100%	88.3%
Matthew Kalish(1)(3)	6,999,555	1.3%	—	—	*
Paul Liberman(1)(4)	4,696,792	*	—	—	*
R. Stanton Dodge(1)(5)	2,117,946	*	—	—	*
Alan Ellingson(1)(6)	163,712	*	—	—	*
Woodrow Levin(1)(7)	103,118	*	—	—	*
Jocelyn Moore(1)(8)	26,184	*	—	—	*
Ryan R. Moore(1)(9)	1,717	*	—	—	*
Valerie Mosley(1)(10)	45,255	*	—	—	*
Steven J. Murray(1)(11)	72,812	*	—	—	*
Harry E. Sloan(1)(12)	350,219	*	—	—	*
Marni M. Walden(1)(13)	192,495	*	—	—	*
Gregory W. Wendt(1)(14)	10,345	*	—	—	*
All Directors and Executive Officers as a Group (14 Individuals)(15)	26,291,186	4.9%	393,013,951	100%	88.5%
Five Percent Holders
BlackRock, Inc.(16)	24,834,364	4.7%	—	—	*
The Vanguard Group(17)	39,263,911	7.5%	—	—	*
Janus Henderson Group plc(18)	25,313,909	4.8%	—	—	*
FMR LLC(19)	26,590,349	5.1%	—	—	*

*
Less than one percent.

(1)
The business address of each of these shareholders is 222 Berkeley Street, Fifth Floor, Boston, MA 02116. Beneficial ownership information is presented as of the close of business on the Record Date. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Includes 3,608,829 Class A Shares and 7,864,039 vested options exercisable for Class A Shares beneficially owned by Mr. Robins, our Chief Executive Officer and Chairman of the Board. Of the Class A Shares beneficially owned by Mr. Robins (i) 715,551 Class A Shares are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated March 14, 2025, between Mr. Robins and such buyer, which contract matures on March 14, 2030, (ii) 306,997 Class A Shares are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated May 13, 2025, between Mr. Robins and such buyer, which contract matures on May 13, 2030 and (iii) 2,131,004 Class A Shares are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated March 4, 2026, between Mr. Robins and such buyer, which contract matures on March 6, 2029. Mr. Robins is a party to the Stockholders Agreement (as defined below).

(3)
Includes 6,315,517 Class A Shares and 684,038 vested options exercisable for Class A Shares beneficially owned by Mr. Kalish, our President, DraftKings North America, and Director. Of the Class A Shares beneficially owned by Mr. Kalish (i) 875,000 Class A Shares are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated September 12, 2023, between Mr. Kalish and such buyer, which contract matures on September 2, 2026, (ii) 1,150,000 Class A Shares are pledged to an unaffiliated third-party buyer subject to a variable prepaid forward contract, dated February 28, 2024, between Mr. Kalish and such buyer, which contract matures on March 8, 2027, (iii) 785,000 Class A

Shares are pledged to an unaffiliated third-party buyer subject to a variable prepaid forward contract, dated November 14, 2024, between Mr. Kalish and such buyer, which contract matures on November 17, 2027 and (iv) 1,391,574 Class A Shares are pledged to an unaffiliated third-party buyer subject to a variable prepaid forward contract, dated November 24, 2025, between Mr. Kalish and such buyer, which contract matures on November 17, 2028. Mr. Kalish is a party to the Stockholders Agreement.
(4)
Includes 2,452,871 Class A Shares and 2,243,921 vested options exercisable for Class A Shares beneficially owned by Mr. Liberman, our President, Operations, and Director. Mr. Liberman is a party to the Stockholders Agreement.

(5)
Includes 535,070 Class A Shares, 1,579,925 vested options exercisable for Class A Shares and 2,951 shares underlying unvested options to purchase Class A Shares and RSUs that will vest within 60 days, beneficially owned by Mr. Dodge, our Chief Legal Officer and Secretary. Of the Class A Shares beneficially owned by Mr. Dodge, 500,000 Class A Shares are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated December 9, 2024, between Mr. Dodge and such buyer, which contract matures on November 18, 2026. Mr. Dodge is a party to the Stockholders Agreement.

(6)
Includes 159,401 Class A Shares and 4,311 shares underlying unvested options to purchase Class A Shares and RSUs that will vest within 60 days, beneficially owned by Mr. Ellingson, our Chief Financial Officer.

(7)
Represents 103,118 Class A Shares beneficially owned by Mr. Levin. Mr. Levin is a party to the Stockholders Agreement.

(8)
Represents 26,184 Class A Shares beneficially owned by Ms. Moore.

(9)
Represents 1,717 Class A Shares beneficially owned by Mr. Moore. Mr. Moore is a party to the Stockholders Agreement.

(10)
Represents 45,255 Class A Shares beneficially owned by Ms. Mosley.

(11)
Represents 72,812 Class A Shares beneficially owned by Mr. Murray.

(12)
Represents 350,219 Class A Shares beneficially owned by Mr. Sloan. Mr. Sloan is a party to the Stockholders Agreement.

(13)
Represents 192,495 Class A Shares beneficially owned by Ms. Walden. Ms. Walden is a party to the Stockholders Agreement.

(14)
Represents 10,345 Class A Shares beneficially owned by Mr. Wendt.

(15)
Certain of these individuals participate in our ESPP (as defined below). This table excludes certain shares to be acquired in connection with the ESPP that may be purchased within 60 days of March 19, 2026. The actual number of shares that may be acquired under the ESPP will not be determinable until the end of the semi-annual purchase period.

(16)
The business address of BlackRock, Inc. (“BlackRock”) is 50 Hudson Yards, New York, NY 10001. BlackRock has sole voting power as to 22,941,537 Class A Shares and sole dispositive power as to 24,834,364 Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by BlackRock with the SEC on October 17, 2025.

(17)
The business address of the Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole voting power as to 0 Class A Shares and sole dispositive power as to 38,692,663 Class A Shares. In addition, of the Class A Shares beneficially owned, Vanguard has shared voting power as to 262,592 Class A Shares and shared dispositive power as to 571,248 Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by Vanguard with the SEC on February 13, 2024.

(18)
The business address of Janus Henderson Group plc (“JHG”) is 201 Bishopsgate, EC2M 3AE, United Kingdom. JHG has shared voting power and shared dispositive power as to 25,313,909 Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by JHG with the SEC on February 17, 2026.

(19)
The business address of FMR LLC (“FMR”) is 245 Summer Street, Boston, MA 02210. FMR has sole voting power as to 24,862,413.51 Class A Shares and sole dispositive power as to 26,590,348.85 Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by FMR with the SEC on February 5, 2026.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. During the fiscal year ended December 31, 2025, the following Form 4s were not filed on a timely basis due to administrative oversight: a Form 4 related to a grant of RSUs to Erik Bradbury on February 11, 2025, a Form 4 related to sales made pursuant to a pre-arranged program for selling Class A Shares filed on behalf of R. Stanton Dodge on October 17, 2025, and a Form 4 related to a bona fide gift of shares of Class A Shares filed on behalf of Jason Robins on December 5, 2025.
To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2025, there were no other failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS
Our mission is to make life more exciting by responsibly creating the world’s favorite real-money games, betting experiences and event contracts trading. We accomplish this by creating an environment where our users can find enjoyment and fulfillment through online and retail sports betting (together, “Sportsbook”), online casino (“Casino”), daily fantasy sports (“Fantasy”), digital lottery courier (“Lottery”), prediction markets (“Prediction Markets”) and other product offerings. We are also highly focused on our responsibility as a steward of this new era in real-money gaming and event contracts trading. Our ethics guide our decision making, with respect to both the tradition and integrity of sports and our investments in regulatory compliance and consumer protection.
The compensation of our named executive officers (our “NEOs”) in 2025 reflects and rewards their significant contributions to our strong performance. We have recruited a strong executive leadership team that is well positioned to help the Company achieve its short- and long-term goals. Accordingly, we have established guiding principles and practices upon which our executive compensation program is based and the compensation to our NEOs is paid. Our NEOs for 2025 are identified below:
Name	Title
Jason Robins	Co-Founder, Chief Executive Officer and Chairman of the Board (“CEO”)
Matthew Kalish(1)	Co-Founder and President, DraftKings North America
Paul Liberman	Co-Founder and President, Operations
R. Stanton Dodge	Chief Legal Officer and Secretary (“CLO”)
Alan Ellingson	Chief Financial Officer (“CFO”)

(1)
On November 6, 2025, Mr. Kalish and the Company mutually agreed that Mr. Kalish will transition out of his role as President, DraftKings North America, effective as of March 31, 2026 (the “Transition Date”). In connection with Mr. Kalish’s transition, the Company entered into a Transition Agreement with Mr. Kalish (the “Transition Agreement”), pursuant to which Mr. Kalish will step down from all other roles as an officer or employee of the Company and any of its subsidiaries, effective as of the Transition Date. Mr. Kalish will remain a director on the Board of Directors of the Company after the Transition Date. The terms of the Transition Agreement are described further below.

Business Highlights
In 2025, we focused on efficient growth by leveraging technology across our organization and enhancing our platform. We acquired new customers across our suite of products due to our leading brands, differentiated marketing relationships, and data-driven customer acquisition approach. We also expanded our product offering with technology enhancements and the launch of a new vertical, Prediction Markets. We now offer Sportsbook, Casino, Fantasy, Lottery, and Prediction Markets. By delivering a strong and consistent customer experience across these products, we continued to drive strong retention and increased engagement. In 2025, revenue increased 27% year-over-year, and profitability improved as we benefited from operating leverage and efficiency initiatives.
Our 2025 business highlights include:
1.
Delivered strong revenue growth and significant improvement in Adjusted EBITDA1

•
Revenue increased 27% year-over-year to $6.1 billion compared to $4.8 billion in 2024, which was driven primarily by continued healthy customer engagement, efficient acquisition of new

1
“Adjusted EBITDA” is a non-GAAP measure that we define and calculate as net loss before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026, for a reconciliation to the most directly comparable GAAP measure.

customers, and higher Sportsbook net revenue margin. Adjusted EBITDA significantly improved in 2025 compared to 2024 as we benefitted from a higher gross margin percentage, national marketing efficiencies, and continued to maintain discipline across other expenses, such as vendor-related costs.
2.
Launched DraftKings Predictions

•
In December 2025, we launched DraftKings Predictions, a new standalone mobile app and web product that allows eligible customers to trade on real-world outcomes across a wide range of markets. Our Prediction Markets product has the flexibility to connect to multiple exchanges.

3.
Continued to expand the content offering and functionality of our product offerings

•
In Sportsbook, we powered more of our own sports betting content and further differentiated our live betting experience. Specifically, we launched in-house player prop markets for NFL, NBA, MLB, NHL, CFB, CBB, and tennis. We also launched a fully translated Spanish-language version of our Sportsbook.

•
In Casino, we developed new in-house content and improved content delivery. We introduced successful homegrown Casino games and launched new delivery mechanics such as daily rewards rocket, multi-game jackpots, and flex spins.

•
We secured the top position in the Eilers & Krejcik U.S. Casino App 2H25 report for the fourth consecutive cycle and the top spot in the Eilers & Krejcik U.S. Sportsbook App 2H25 report for the third consecutive cycle.

4.
Continued to maintain substantial capital resources

•
As of December 31, 2025, we had approximately $1.1 billion in cash to capitalize on legislative advancements, create and grow new product offerings, technology and content initiatives, and explore adjacent growth verticals. In addition, we had access to a revolving credit facility of up to $500.0 million.

5.
Continued to prioritize our responsible engagement and corporate responsibility efforts

•
We contributed more than $3.5 million in support of organizations and initiatives related to responsible engagement research, education, training, and resources, including the Responsible Online Gaming Association, Cambridge Health Alliance, Kindbridge Behavioral Health, EPIC Global Solutions and 34 state problem gaming councils through our State Council Funding Program.

•
We contributed more than $3.0 million in support of several dozen non-profit organizations in 2025, including VetsinTech, the Arbor Day Foundation, United Way and American Red Cross.

•
For the sixth consecutive year, the Boston Globe named DraftKings a Top Workplace. Additionally, DraftKings was named as a 2025 Top Workplace by USA Today for the third time and earned the Great Place to Work U.S. Certification in 2025.

Shareholder Outreach
We believe it is important to provide an open forum for shareholder discussion and feedback. We proactively reach out to our shareholders to discuss key business issues, provide updates on our performance and priorities, and otherwise engage with our shareholders. In 2025, we participated in discussions with many of our shareholders, including our largest shareholders, on a variety of topics, including fundamental performance factors, performance metrics for our short-term and long-term incentive plans, dilution and share management with respect to our equity award programs, and oversight by, and composition of, our Board.
Incentivizing Long-Term Performance
DraftKings delivered strong financial results in 2025. For fiscal year 2025, we generated 27% year-over-year revenue growth, a significant year-over-year increase in gross profit and positive Adjusted EBITDA on a consolidated basis. Our executives have positioned DraftKings to generate increasingly positive Adjusted EBITDA in fiscal year 2026. We expect continued strong revenue growth, an increase in gross margin, and scale benefits across our marketing expense and fixed cost base in fiscal year 2026. As such, our compensation programs continue to include performance measures to align executive actions with long-term shareholder interests.
Compensation Philosophy and Program
Overview
Our executives are critical to our long-term success and winning over the long term requires us to win every single day. Our executives determine medium- and long-term priorities for the business, cascade those priorities throughout the organization, translate them into short-term deliverables, and relentlessly follow-up on the achievement of goals throughout the year. Our overall compensation philosophy is designed to attract, develop, motivate, and retain highly talented executives across the organization who can effectively lead their respective functions and drive results for the broader company.
For 2025, we generally compensated our executives through short-term and long-term opportunities provided in a combination of cash (base salaries and annual bonuses) and equity (annual equity refresh awards and awards pursuant to incentive programs). The combination of these components ensures that our compensation is aligned with metrics that the compensation committee of the Board (the “Compensation Committee”) believes will optimize long-term total return for shareholders. We believe that our compensation program for executives, including our NEOs, remains important to ensure that we align executive pay to financial performance.
We also maintain financial discipline with respect to our compensation programs to limit dilution to our shareholders. We conduct periodic analyses of our peer group to determine and monitor our stock-based compensation expense and burn rate. We will continue to monitor our stock-based compensation expense and burn rate on an ongoing basis in an effort to remain consistent with our peer group.
Philosophy on Components of Compensation
Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way. The compensation of our NEOs has up to four primary components: annual base salary, annual bonus, annual equity refresh awards, and equity awards pursuant to incentive programs.
•
Annual Base Salary — Base salary is a customary, fixed component of total compensation intended to attract and retain executives. When setting the annual base salaries of our NEOs, the Compensation Committee considers market data provided by its independent compensation consultant and our financial results and size relative to peer companies. The annual base salaries of our NEOs did not change for 2025.

•
Annual Bonus — Annual bonuses are designed to incentivize our NEOs to achieve our annual financial objectives. In order for NEOs to receive their annual bonus in 2025, (i) the Company had to achieve a threshold annual revenue amount calculated in accordance with U.S. Generally Accepted Accounting Principles (“Revenue”) and a threshold amount of total consolidated Adjusted EBITDA, in each case, set by the Compensation Committee, and (ii) the NEOs were required to be employed on the day the annual bonus was paid. The bonus targets for each of these metrics have scaling targets that range from a minimum hurdle to a payout of up to 200% of target. If either metric does not meet the minimum threshold, the bonus payout would be zero percent for that metric. Payout percentages are interpolated between tiers upon achievement. The target amount for each executive’s annual bonus is initially based on the amount outlined in their employment agreement and is reviewed annually by the Compensation Committee. During 2025, our NEOs maintained their same target annual bonus amounts from 2024.

For 2025, none of the NEOs received an annual bonus as neither the Revenue nor the Adjusted EBITDA minimum thresholds were met.

•
Annual Equity Refresh Awards — Typically in February or March of each year, our NEOs receive annual equity refresh awards. The value of these awards is determined based upon a combination of our annual review conducted by our independent compensation consultant and individual performance. In 2025, the Compensation Committee approved an annual equity value for each NEO and the number of shares underlying the awards was based on the 30-calendar day average closing stock price of the Class A Shares leading up to, but not including, February 11, 2025. Generally, the Company has granted a combination of (a) time-based RSUs (“Time-Based RSUs”) that vest quarterly over four years and (b) performance-based RSUs (“PSUs”) that have a range of payouts and vest based on achievement of Revenue and Adjusted EBITDA targets. In 2025, fifty percent of the annual equity refresh awards granted to NEOs were comprised of Time-Based RSUs and fifty percent were comprised of PSUs to further align management’s interests with the Company’s business goals and long-term shareholder interests. Generally, our philosophy is to use the annual equity refresh program as the vehicle to grant ongoing long-term equity to our NEOs.

•
Incentive Programs — On a periodic basis, the Compensation Committee and the Board may implement a long-term incentive plan (“LTIP”) or other incentive programs in order to drive long-term financial performance, further align executives with shareholders and further support executive retention, above and beyond the annual equity refresh awards. Depending on where the business and industry are in their maturity and life cycle, such programs may include goals such as Revenue, Adjusted EBITDA or other metrics and consist of multiple tranches upon which certain percentages of the executive’s overall grant may vest. In 2022, the Company granted PSUs to its NEOs and certain top leaders of the Company pursuant to the 2022 Long-Term Equity Program (“2022 PSUs”).

2025 Compensation Program Actions
The Compensation Committee is appointed by the Board to discharge certain of the Board’s responsibilities relating to compensation, including administering the Company’s equity plans, approving equity grants to the CEO and other executive officers, recommending to the Board all other equity grants, determining the compensation of our CEO, and recommending to the Board the compensation of our other executive officers. As discussed above in “Compensation Philosophy and Program,” a significant part of the Compensation Committee’s role in determining compensation is aligning management’s interests with the Company’s business goals and long-term shareholder interests. In 2025, the Compensation Committee awarded annual equity refresh awards to NEOs, which were calibrated to market data, criticality of role, and performance. No new LTIP was established and no annual bonuses were paid out.
Review of Pay Relative to 2025 Peer Group
The Compensation Committee believes that it is important to make decisions informed, in part, by the current practices of comparable public companies with which we compete for top executive talent. The Compensation Committee established our peer group for compensation decisions in 2025 with the assistance of its independent consultant Frederic W. Cook & Co., Inc. (“FW Cook”). FW Cook assessed each element of direct compensation (including base salary, annual bonus and equity incentives) to be provided to our NEOs against other publicly-traded information technology, entertainment and gaming, Internet and direct marketing and consumer discretionary companies that are of a comparable size to us in terms of revenue and market capitalization.
When determining compensation for certain roles, we may index more to one industry than another. Individual compensation packages are determined by experience, performance, criticality to our business operations, the market for the specific role, and retention risks, among other factors. We believe firmly in pay for performance, and that our compensation package should strongly correlate to Company performance and delivering shareholder value. For a discussion of the factors considered in making 2025 compensation decisions, see “2025 Compensation Decisions” below.

Our 2025 compensation decisions were reviewed with reference to the following peer group consisting of 17 companies (our “2025 Peer Group”):
Peer Group for 2025 Compensation Decisions
AppLovin	Churchill Downs	DocuSign	Electronic Arts	Fortinet
HubSpot	Light & Wonder	Lyft	MongoDB	Okta
PENN Entertainment	Roku	Snap	Take-Two	The Trade Desk
Wayfair	Zscaler
In August 2025, the Compensation Committee, with the assistance of FW Cook, re-evaluated the Company’s 2025 Peer Group in light of market movement and trends to ensure it was correctly sized, taking into consideration current and expected market capitalization and revenue. For 2026 compensation decisions, the Compensation Committee removed AppLovin and MongoDB from our peer group due to their size relative to DraftKings and added Roblox and Twilio, who are both within a competitive size range for revenue and market capitalization.
Our 2025 Executive Compensation Best Practices
In executing our compensation program and determining executive compensation for 2025, we were guided by these executive compensation best practices.
What We Do		What We Don’t Do
✓	Align executive compensation with corporate and individual performance	✘	No hedging or short sales of Class A Shares and no transactions involving derivative securities relating to Class A Shares without prior approval from the CLO
✓	Balance short- and long-term incentives to motivate near-term performance, while simultaneously providing significant incentives for long-term results	✘	No excise tax “gross-ups” upon change in control
✓	Tie pay to performance via annual bonus and equity awards	✘	No “single-trigger” benefits upon change in control
✓	Engage an independent advisor reporting directly to the Compensation Committee	✘	No dividend equivalents paid on unvested RSUs or PSUs
✓	Evaluate the risk in our compensation programs	✘	No discounting, reloading, or re-pricing of Company stock options (“options”) without shareholder approval
✓	Maintain a clawback policy for the recovery of certain erroneously awarded incentive-based compensation
✓	Maintain stock ownership guidelines for directors and executive officers (other than the Chief Accounting Officer)

Compensation of Executive Officers
Roles in Executive Compensation Determination and Governance
We utilize input from multiple sources in determining the compensation of our executives, with each of our Compensation Committee, FW Cook, and our executives playing a role. The below chart highlights the primary roles and responsibilities of each party in making compensation decisions.
Responsible Party	Primary Roles and Responsibilities Relating to Compensation Decisions
Compensation Committee (Composed of independent, non-employee directors)
•
Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices

•
Approves performance goals for purposes of compensation decisions for the NEOs

•
Conducts an annual evaluation of the CEO’s performance in light of the pre-determined performance goals and determines his compensation

•
Reviews and approves the CEO’s recommendations for compensation of the other NEOs and executives, making changes when deemed appropriate, and then recommending such compensation to the Board

•
Reviews our compensation risk assessment

•
Approves all changes to the composition of the peer group

•
Reviews and makes recommendations to the Board with respect to director compensation

Independent Consultant to the Compensation Committee* (FW Cook)
•
Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes

•
Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and director compensation

•
Analyzes peer companies’ CEO, executive, and director compensation to assist the Compensation Committee in determining the appropriateness and competitiveness of CEO, executive, and director compensation

•
Reviews any proposed changes to CEO, executive, and director compensation program design

•
Prepares our compensation risk assessment

•
Assists with compensation disclosure materials

•
Provides specific analysis and advice periodically as requested by the Compensation Committee

Executives
•
The CEO recommends to the Compensation Committee annual compensation for the other NEOs and executives based on his assessment of their performance

•
The CEO and the CLO work with the Compensation Committee chairperson to set agendas, prepare materials for Compensation Committee meetings, and generally attend meetings or portions of meetings, as appropriate, and prepare meeting minutes

•
The CEO also works with the Chief People Officer in the preparation of materials for Compensation Committee meetings

•
No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation are under discussion, when the Compensation Committee is approving or deliberating on CEO compensation, or when the Compensation Committee meets in executive sessions

*
During 2025, the Compensation Committee was assisted by its independent compensation consultant, FW Cook. Other than the support that it provided to the Compensation Committee, FW Cook provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee. The Compensation Committee conducted an evaluation of the independence of FW Cook considering the relevant regulations of the SEC and NASDAQ listing standards. The Compensation Committee concluded that FW Cook was independent of the Company and the services performed by FW Cook and the individual compensation advisors employed by FW Cook raised no conflicts of interest.

Determination of Executive Compensation
In order to determine the construct (such as the amount and thresholds) for each component of executive compensation, a variety of tools and processes are utilized. The process is (i) highly analytic and fact-based, (ii) informed by peer group data, (iii) open and transparent with executives and (iv) driven by the Compensation Committee in consultation with FW Cook.
2025 Average Mix of Annual Pay Elements
We believe that the (i) 2025 mix of pay elements, (ii) allocation between cash and equity and between short-term and long-term elements and (iii) differentiation between fixed and variable compensation provided appropriate incentives to motivate near-term performance, while simultaneously providing significant incentives to keep the executives focused on longer-term corporate goals that can drive shareholder value. Approximately 90% of average NEO compensation earned for 2025 was equity-based to align the pay of our NEOs with the interests of our shareholders.
2025 Compensation Decisions
The following constructs were utilized for each component of compensation for 2025:
2025 Cash Compensation
1.
Base Salary

The Compensation Committee annually reviews base salaries for our NEOs to reflect changes in roles or responsibilities, reward individual performance, and promote market competitiveness. In 2025, and since 2022, Messrs. Robins, Kalish and Liberman (collectively, the “Founders”) voluntarily agreed to continue to receive base salaries of $1. The base salaries for the Founders and Mr. Dodge were the same as the base salaries received in 2024, 2023, 2022 and 2021. The base salary for Mr. Ellingson is the same as the base salary he received since he became CFO in 2024. The base salaries of our NEOs continue to demonstrate a long-term commitment to the Company as the majority of their pay opportunities are tied to long-term performance via equity awards. The 2024 and 2025 annual base salaries of our NEOs are displayed in the table below.
Executive	2024 Base Salary	2025 Base Salary	% Change
Robins	$1.00*	$1.00	0%
Kalish	$1.00*	$1.00	0%
Liberman	$1.00*	$1.00	0%
Dodge	$500,000	$500,000	0%
Ellingson(1)	$400,000	$400,000	0%

(1)
Mr. Ellingson was appointed as the Company’s CFO, effective as of May 1, 2024. The amounts set forth in this table reflect Mr. Ellingson’s annual base salary, effective as of May 1, 2024.

*
The reduction in base salaries to $1 generally does not modify any other rights under each of the Founder’s employment agreements that are determined by reference to such executive officer’s base salary, and such provisions will continue to be applied based on the base salary rate in effect without giving effect to the reductions. The base salary reductions are not intended to reduce any Company employee benefit provided to the Founders that is determined by reference to base salary, except that life and disability insurance will not be provided to the Founders during the base salary reduction period. Because no bonuses with respect to the 2024 performance period were awarded to the Founders, the Company granted one-time cash distributions of $52,060.79, $33,370.71 and $36,382.48, to Messrs. Robins, Kalish and Liberman, respectively, to cover (in the case of Mr. Robins, on an after-tax basis) applicable deductions with respect to annual employee contributions for fiscal year 2025 towards medical, dental and vision coverages and the Company’s 401(k) plan.
2.
2025 Annual Bonus

Annual bonuses are designed to incentivize our NEOs to achieve our annual financial objectives. Bonuses are not guaranteed; we must achieve a minimum threshold of Revenue and Adjusted EBITDA in order for our NEOs to be eligible to receive a bonus payout. In addition, each bonus is eligible to be earned from 0% to 200% of the target bonus based on a pre-approved set of Revenue and Adjusted EBITDA targets, equally weighted, which were approved in the first quarter of 2025 and are summarized, on an unadjusted basis and as-adjusted basis, below.
Unadjusted 2025 Annual Bonus Plan Payout Goals(1) (Approved as of February 2025) (amounts in millions)	Threshold(2)	Target	Maximum
Revenue (50% weight)	$6,200	$6,586	$7,000
Adjusted EBITDA (50% weight)(3)	$900	$1,016	$1,180
Adjusted 2025 Annual Bonus Plan Payout Goals(1) (Final as of February 10, 2026) (amounts in millions)	Threshold(2)	Target	Maximum	Actual Results	Weighted Payout
Revenue (50% weight)	$6,200	$6,552	$7,000	$6,055	0%
Adjusted EBITDA (50% weight)(3)	$860	$880	$1,030	$619	0%
Total Payout					0%

(1)
The 2025 annual bonus targets were adjusted to reflect the launch of Sportsbook in Missouri and investments into developing and launching our Prediction Markets offering.

(2)
Refers to the threshold amount payable for a certain level of performance. If the threshold is not reached, there will not be a bonus payout.

(3)
Adjusted EBITDA is defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The target amount for each executive was set initially based on his employment agreement and is reviewed annually by the Compensation Committee. When considering the NEOs’ target bonus percentages and corresponding amounts, the Compensation Committee evaluated market data as well as internal compensation parity among the executive team. In 2025, our NEOs had the same target bonus amounts as in 2024. NEOs had to be employed on the day the annual bonus was paid to receive any portion of their annual bonus.
The 2025 bonus opportunities and results are summarized in the table below:
Executive	Target Bonus ($)	2025 Bonus Results (% of Target)	2025 Bonus Payout
Robins	$975,000	0%	$0
Kalish	$531,250*	0%	$0
Liberman	$531,250	0%	$0
Dodge	$400,000	0%	$0
Ellingson	$400,000	0%	$0

*
Pursuant to the Transition Agreement, regardless of when the actual Transition Date occurs, Mr. Kalish remained eligible to receive the annual cash incentive in respect of fiscal year 2025 to the extent earned.

2025 Equity Compensation
3.
2025 Annual Equity Refresh Awards

In 2025, annual equity refresh awards were granted based on consideration of the market data provided by FW Cook and the evaluation of each NEO’s performance, contributions, and criticality to the Company. The awards for 2025 were granted in a mix of Time-Based RSUs (50%) and PSUs (50%) (the “2025 PSUs”). The Time-Based RSUs are subject to a four-year quarterly vesting schedule.
Half of the 2025 PSUs vest subject to the Company’s fiscal year 2026 performance, with 50% contingent upon the Company’s fiscal year 2026 Normalized Adjusted EBITDA2 and 50% contingent upon the Company’s fiscal year 2026 Normalized Net Revenue3 (collectively, the “2026 PSU Performance Metrics”), payable in early 2027. The other half of the 2025 PSUs vest subject to the Company’s fiscal year 2028 performance, with 50% contingent upon the Company’s fiscal year 2028 Normalized Adjusted EBITDA and 50% contingent upon the Company’s fiscal year 2028 Normalized Net Revenue (collectively, the “2028 PSU Performance Metrics”), payable in early 2029.
In the event that the 2026 PSU Performance Metrics are achieved for fiscal year 2026, NEOs can achieve anywhere between 25% (if threshold performance is met) and 200% of their granted amount of 2025 PSUs subject to 2026 PSU Performance Metrics based on actual Normalized Net Revenue and Normalized Adjusted EBITDA performance relative to the relevant targets for fiscal year 2026. 2028 PSU Performance Metrics represent continued Normalized Net Revenue growth from existing and new customers (driven by core initiatives around customer engagement, efficient acquisition of new customers and higher Sportsbook net revenue margin) and Normalized Adjusted EBITDA margin expansion (driven by core initiatives around gross margin percentage improvement, national marketing efficiencies, and continued discipline across other expenses).
The number of Time-Based RSUs and target PSUs granted to the NEOs was determined by dividing the target award value by the 30-calendar day average closing stock price of the Class A Shares leading up to, but not including, February 11, 2025. The equity grant amounts to our NEOs were calibrated to be competitive with those awarded by our 2025 Peer Group and differentiated based on role, criticality and performance.

2
“Normalized Adjusted EBITDA” for purposes of the 2025 PSUs and as defined in 2025 is a non-GAAP measure that we define and calculate as Adjusted EBITDA excluding (i) the in-state “Contribution” from (x) all states where the Company is not currently operating Online Sportsbooks or online casino (referred to as “iGaming” for purposes of the 2025 PSUs and the 2024 PSUs) businesses as of the Date of Grant and (y) launching the Golden Nugget branded products in new states where the Company is currently operating Online Sportsbook or iGaming as of the Date of Grant, and (ii) the impact, as determined by the Compensation Committee, of companies that are acquired by the Company following the Date of Grant where the acquired company is projected to have at least $20 million of revenues for the fiscal year of the Company in which such acquisition is completed. “Contribution” is defined as in-state gross profit less fully-allocated external marketing expense.

3
“Net Revenue” is calculated as the Company’s revenue per U.S. GAAP as reported in its financial statements. “Normalized Net Revenue” for purposes of the 2025 PSUs and as defined in 2025 is a non-GAAP measure that we define and calculate as Net Revenue excluding (i) in-state Net Revenue from (x) all states where the Company is not currently operating Online Sportsbooks or iGaming businesses as of the Date of Grant and (y) launching the Golden Nugget branded products in new states where the Company is currently operating Online Sportsbook or iGaming as of the Date of Grant, and (ii) the impact, as determined by the Compensation Committee, of companies that are acquired by the Company following the Date of Grant where the acquired company is projected to have at least $20 million of revenues for the fiscal year of the Company in which such acquisition is completed.

The Compensation Committee granted the following 2025 annual equity refresh awards to the NEOs:
Executive	Number of Time-Based RSUs	Number of Target 2025 PSUs (subject to 2026 PSU Performance Metrics)	Number of Target 2025 PSUs (subject to 2028 PSU Performance Metrics)
Robins	224,133	112,066	112,066
Kalish	127,211	63,605	63,605
Liberman	127,211	63,605	63,605
Dodge(1)	89,653	39,980	39,980
Ellingson	84,807	42,403	42,403

(1)
Mr. Dodge’s annual equity refresh award includes 9,692 Time-Based RSUs, which vest monthly over a one-year period commencing March 1, 2025, with the remaining subject to the standard four-year quarterly vesting schedule.

4.
Achievement of Performance Goals for PSUs Granted in 2024

In 2024, the NEOs received PSUs in connection with annual equity refresh awards (the “2024 PSUs”), fifty percent of which provided an opportunity for the NEOs to receive an amount of Class A Shares to be determined based on the achievement of 2025 Normalized Net Revenue and 2025 Normalized Adjusted EBITDA metrics (collectively, the “2025 PSU Performance Metrics”). The 2024 PSUs were eligible to pay out between 0% to 200% of the target number of Class A Shares underlying the 2024 PSUs. The performance period for the 2024 PSUs subject to the 2025 PSU Performance Metrics ended on December 31, 2025, and, following the end of the fiscal year, the Board certified achievement at 100% based on performance as noted in the table below.
Performance Metrics(1) (Approved as of February 2026) (amounts in millions)	Threshold	Target	Maximum	Actual
2025 Normalized Adjusted EBITDA4	$950	$1,000	$1,050	$750
2025 Normalized Net Revenue5	$5,300	$5,600	$5,900	$5,975

4
“Normalized Adjusted EBITDA” for purposes of the 2024 PSUs subject to the 2025 PSU Performance Metrics is a non-GAAP measure that we define and calculate as Adjusted EBITDA excluding: (i) the in-state “Contribution” impact from all new states not currently operating Online Sportsbooks or online casino (referred to as “iGaming” for purposes of the 2024 PSUs) businesses as of the Date of Grant, except for contributions from the Online Sportsbook launch in North Carolina; (ii) the in-state “Contribution” impact from launching the Golden Nugget branded products in states where DraftKings is currently operating Online Sportsbook or Casino as of the Date of Grant; and (iii) the impact, as determined by the Compensation Committee, of acquisitions following the Date of Grant where the acquired company is projected to have at least $20 million of revenues for the fiscal year of the Company in which such acquisition is completed. “Contribution” is defined as in-state gross profit less fully-allocated external marketing expense.

5
“Net Revenue” is calculated as the Company’s revenue per U.S. GAAP as reported in its financial statements. “Normalized Net Revenue” for purposes of the 2024 PSUs subject to the 2025 PSU Performance Metrics is a non-GAAP measure that we define and calculate as Net Revenue excluding (i) the in-state Net Revenue for all new states not currently operating Online Sportsbooks or iGaming businesses as of the Date of Grant, except for contributions from the Online Sportsbook launch in North Carolina; (ii) the in-state Net Revenue impact from launching the Golden Nugget branded products in states where DraftKings is currently operating Online Sportsbook or Casino as of the Date of Grant; and (iii) the impact, as determined by the Compensation Committee, of acquisitions following the Date of Grant where the acquired company is projected to have at least $20 million of revenues for the fiscal year of the Company in which such acquisition is completed.

(1)
To the extent that performance was between the threshold and target, or target and maximum levels, then the percentage of the number of target PSUs that were earned were determined by the use of straight-line interpolation. The number of earned PSUs were rounded down to the nearest whole number.

The Company sets its incentive targets based on current financial projections at the time the targets are established. As noted above, the 2024 PSU targets, which were established in February 2024, had a payout of 100%. The 2025 annual cash incentive targets, which were established in the first quarter of 2025, had a payout of 0%.
Fifty percent of the 2024 PSUs are based on the achievement of 2027 Normalized Net Revenue and 2027 Normalized Adjusted EBITDA metrics, as defined in the applicable award agreements (collectively, the “2027 PSU Performance Metrics”) and payout for such PSUs will be determined in early 2028, except that pursuant to the Transition Agreement, PSUs that were granted to Mr. Kalish in February 2024 with respect to performance in calendar year 2027 were forfeited and cancelled as of November 6, 2025.
Indirect Compensation Elements: 401(k) Plan; Health and Welfare Benefits
In addition to the primary elements of compensation described above, our NEOs participate in employee benefits programs available to our employees generally, including DraftKings’ tax-qualified 401(k) plan. Under this plan, DraftKings matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits.
In addition, we provide other benefits to our NEOs on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group short- and long-term disability insurance and group life insurance. Lastly, we provide basic resources to assist with tax planning and financial disclosures due to state licensing requirements to all of our NEOs.
Security
To address safety concerns, including as a result of certain threats, the Board has approved personal security measures for each of the Founders and their respective families pursuant to independent security studies undertaken by a third-party consultant. We require these security measures given the importance of each of the Founders to the Company, and believe that the scope and costs of these measures are appropriate and necessary.
The Founders’ personal security programs include background checks for relevant individuals, security services at the office and their personal residences. In addition, Messrs. Robins and Liberman are each required to travel in a secure vehicle, and Messrs. Robins and Liberman and their respective families are required to travel by private aircraft. For 2025, the incremental cost for these measures was approximately $1,305,533 for Mr. Robins, $696,627 for Mr. Liberman and $865,860 for Mr. Kalish. These amounts are disclosed in the 2025 Summary Compensation Table.
Other Compensation Practices, Policies and Guidelines
Insider Trading Policy; Prohibition on Hedging or Pledging
The Company’s insider trading policy prohibits the Company and its directors, officers, employees, and consultants (including each of our NEOs), as well as certain family members, others living in the covered person’s household, and entities whose transactions in Company securities are subject to his or her influence or control, from trading in securities of the Company (or securities of any other company with which the Company does business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with our insider trading policy. Those individuals are also restricted from engaging in hedging transactions on the Company’s common stock, pledging Company common stock as collateral for a margin loan, or from engaging in short sale transactions, credit default swaps, and transactions in options (other than the exercise of stock options granted under the Company’s equity incentive plans), puts, calls, or other derivative securities tied to Company securities without prior approval from the CLO. A copy of the Company’s insider trading policy was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
In addition, before any of our directors or executive officers engage in certain transactions involving Company securities, the director or executive officer must obtain pre-clearance and approval of the transaction from the CLO.
Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments to its employees (including any of its NEOs). Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. The Company has historically granted awards of stock options to special advisors of the Board, which were granted at the Company’s regularly scheduled Board meetings and prior to the Company’s earnings releases and related filings of the annual report on Form 10-K or quarterly reports on Form 10-Q, as applicable. In the event the Company determines to grant new awards of options to employees, including our NEOs, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Clawback Policy
On October 31, 2023, the Company adopted a clawback policy that was established in accordance with the listing requirement of the NASDAQ to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The clawback policy is effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NASDAQ listing requirement, which was October 2, 2023.
Stock Ownership Guidelines
The Company believes that certain executive officers and non-employee directors should be incentivized to focus on generating long-term value for the Company’s shareholders. As such, the Board has adopted stock ownership guidelines as follows:
Position	Target Multiple
Founders	Mr. Robins: $7,500,000 Messrs. Kalish and Liberman: $5,000,000
Executive Officers (other than the Chief Accounting Officer)	3x Base Salary
Non-Employee Directors	5x Board Cash Retainer
Such ownership level is required to be achieved over a period of five (5) years after becoming subject to the stock ownership guidelines. For determining satisfaction of the stock ownership requirement, Class A Shares directly or indirectly beneficially owned outright or held through any Company-sponsored plan will be included. Additionally, RSUs that are vested or subject only to continued service for a period of time will be included in an amount equal to 100% of their value as of the time of calculation. As of January 1, 2026, all NEOs subject to the policy met these requirements.
Compensation Risk Assessment
Included in its risk oversight efforts, the Compensation Committee assesses our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company and have concluded that they do not. In making that determination, the Compensation Committee considered the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, clawbacks, and the quality and mix of performance-based and “at risk” compensation with regard to our equity incentive programs, that are applicable to our executives. The Compensation Committee reviewed the results of its evaluation with management and FW Cook. The Compensation Committee has concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Employment Agreements
Founder Employment Agreements
DraftKings entered into executive employment agreements with Jason Robins, Matthew Kalish and Paul Liberman in connection with the business combination agreement (the “Business Combination”) dated December 22, 2019, as amended on April 7, 2020. The employment agreement with Mr. Robins provides for a base salary of $650,000, subject to annual review and increase from time to time, and an annual target bonus of 150% of his annual base salary. The employment agreement with Mr. Kalish provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The employment agreement with Mr. Liberman provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The executives will be eligible to participate in benefits programs offered to employees and executives generally subject to satisfying eligibility requirements.
Each of the Founders is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year, with a minimum annual target value of $6,500,000 for Mr. Robins and $3,500,000 for each of Messrs. Kalish and Liberman. Half of the equity incentive award granted each year will consist of Time-Based RSUs, with vesting not less favorable than quarterly vesting over four years, and half will consist of PSUs, with a minimum vesting period of two years and a maximum opportunity equal to 300% of one half of the minimum aggregate target value.
Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the employment agreements) within 18 months after, or three months before, a “change in control” (as defined in the employment agreements), each of the Founders will receive cash severance equal to two times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 24 months. Additionally, equity awards will vest, with performance-based awards vesting at the target level. Upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, each of the Founders will receive cash severance equal to two times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 24 months. Additionally, equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the employment agreements generally are subject to the executive’s execution of a release of claims and compliance with post-closing covenants, including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.
On February 11, 2025, the Company entered into letter agreements with each of the Founders, pursuant to which each of the Founders agreed to a voluntary reduction in their respective base salaries to $1 for fiscal year 2025 (the “Base Salary Reductions”). The Base Salary Reductions did not modify any other rights under each of the Founders’ employment agreements that are determined by reference to their base salaries (other than to the extent otherwise described in such letter agreements), and such provisions continued to be applied based on the base salaries in effect without giving effect to any Base Salary Reductions. The Base Salary Reductions also did not reduce any Company employee benefits provided to the Founders that are determined by reference to their base salaries, except that life and disability insurance will not be provided to the Founders during the applicable Base Salary Reduction period. In addition, because no bonuses with respect to the 2024 performance period were awarded to the Founders, the Company granted one-time cash distributions of $52,060.79, $33,370.71 and $36,382.48, respectively, to cover (in the case of Mr. Robins, on an after-tax basis) applicable deductions with respect to annual employee contributions for fiscal year 2025 towards medical, dental and vision coverages and the Company’s 401(k) plan.
Transition Agreement
On November 6, 2025, Mr. Kalish and the Company mutually agreed that Mr. Kalish will transition out of his role as President, DraftKings North America, effective as of the Transition Date. In connection with Mr. Kalish’s transition, the Company entered into the Transition Agreement, pursuant to which Mr. Kalish will step down from all other roles as an officer or employee of the Company and any of its subsidiaries, effective as of the Transition Date. Mr. Kalish will remain a director on the Board of Directors of the Company after the Transition Date.
In recognition of, among other things, Mr. Kalish’s 14 years of service as a co-founder of the Company, subject to the terms and conditions of the Transition Agreement, (i) the PSUs that were granted in November 2022 and February 2023 with respect to performance in calendar year 2026 were accelerated and vested as of December 10, 2025, with performance deemed to be achieved at the maximum performance level (200%), (ii) outstanding RSUs continued vesting, under their original terms, through the last scheduled March 1, 2026 vesting date, (iii) PSUs that were granted in February 2024 with respect to performance in calendar year 2025 continued vesting, under their original terms, through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and (iv) vested stock options remain outstanding subject to their terms. Other than as set forth above, all remaining equity awards that would have been outstanding and unvested as of the execution of the Transition Agreement were forfeited and cancelled as of November 6, 2025.
Pursuant to the Transition Agreement, Mr. Kalish will receive continued security services and payment of COBRA premiums until March 31, 2027. He also will receive director compensation in connection with his continued service on the Board of Directors.
In determining the terms of the Transition Agreement, including the treatment of Mr. Kalish’s outstanding equity awards, the Compensation Committee considered, among other things, Mr. Kalish’s 14 years of service as a co-founder of the Company, and his substantial contributions to the Company during that time, including building the Company from Fantasy up through leadership positions across Fantasy, Sportsbook and Casino, generating significant customer growth; unifying revenue, marketing, operations, and analytics for North America, during which time Mr. Kalish oversaw and was responsible for all North America revenue and the performance of Sportsbook, Casino, Fantasy, and Marketplace; driving the U.S. sportsbook expansion, including his substantial contributions to and involvement in the notable milestone of the North Carolina launch that marked DraftKings’ 27th live state for the Sportsbook app; helping steer the Company’s go-public transaction; and advancing Casino scale via the acquisition of Golden Nugget Online Gaming, broadening reach and capabilities for the combined business. In addition, after consultation with the Company’s management team, the Compensation Committee determined that the Company’s achievement of the contemplated performance levels for calendar year 2026 was probable. As such, and in recognition of, among other things, Mr. Kalish’s contributions to the Company, the Compensation Committee determined that the treatment of the PSUs was fair and advisable to, and in the best interests of, the Company.
Employment Agreements with Other NEOs
On August 5, 2021, the Company entered into an amended executive employment agreement with R. Stanton Dodge (the “Dodge Amended Employment Agreement”) and on March 17, 2024, the Company entered into an executive employment agreement with Alan Ellingson (the “Ellingson Employment Agreement” and together with the Dodge Amended Employment Agreement, the “Other NEO Employment Agreements”).
The Dodge Amended Employment Agreement provides that Mr. Dodge’s base salary will continue at the level of $500,000, subject to annual review and increase from time to time, and that he will be eligible for an annual target bonus of 80% of his annual base salary.

The Ellingson Employment Agreement provides that Mr. Ellingson’s annual base salary will be $400,000 on and following May 1, 2024, subject to annual review and increase from time to time. Following 2024, Mr. Ellingson is eligible for an annual target bonus equal to 100% of his annual base salary.
Under the Other NEO Employment Agreements, each of Messrs. Dodge and Ellingson (beginning with the 2025 fiscal year) is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year, with a minimum annual target value of $2,400,000 for Mr. Dodge and $2,500,000 for Mr. Ellingson. Half of the equity incentive award granted each year will consist of Time-Based RSUs, with vesting not less favorable than quarterly vesting over four years, and half will consist of PSUs, with a minimum vesting period of two years and for Mr. Dodge a maximum opportunity equal to 300% of one half of the minimum aggregate target value. Under the Ellingson Employment Agreement, Mr. Ellingson was entitled to an initial equity incentive award, with a minimum grant value of $3,000,000 for the Time-Based RSUs, with quarterly vesting over four years, and a minimum grant value of $2,000,000 for the PSUs, 50% of which are eligible to vest based on the Company’s level of achievement of the 2025 PSU Performance Metrics that are generally applicable to the PSUs granted to similarly situated senior executives of the Company and 50% of which are eligible to vest based on the Company’s level of achievement of the 2027 PSU Performance Metrics.
Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the Other NEO Employment Agreements) within 18 months after, or three months before, a “change in control” (as defined in the Other NEO Employment Agreements), each of Messrs. Dodge and Ellingson will receive cash severance equal to one and a half times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 18 months. Additionally, any unvested equity awards will vest, with performance-based awards vesting at the target level. Under the Other NEO Employment Agreements, upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, each of Messrs. Dodge and Ellingson will receive cash severance equal to one times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 12 months. Additionally, any unvested equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, any unvested equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the Other NEO Employment Agreements generally are subject to an execution of a release of claims and compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.
Severance and Change-in-Control Benefits
The severance and change-in-control benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. See “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control” below for a description of the severance and change-in-control benefits each NEO would have been eligible to receive if a termination had occurred upon December 31, 2025.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Ryan Moore, Chairman
Jocelyn Moore
Steven Murray

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Fiscal 2025 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jason D. Robins Chief Executive Officer	2025	1	—	19,203,672	—	3,418,268	22,621,941
	2024	1	—	19,076,976	—	1,824,992	20,901,969
	2023	1	—	16,140,000	1,950,000	2,667,990	20,757,991
Matthew Kalish President, DraftKings, North America(5)	2025	1	—	10,899,395	—	925,656	11,825,052
	2024	1	—	11,221,725	—	912,146	12,133,872
	2023	1	—	9,494,113	1,062,500	421,223	10,977,837
Paul Liberman President, Operations	2025	1	—	10,899,395	—	1,055,604	11,955,000
	2024	1	—	11,221,725	—	38,014	11,259,740
	2023	1	—	9,494,113	1,062,500	26,713	10,583,327
R. Stanton Dodge Chief Legal Officer	2025	500,000	—	7,266,221	—	118,324	7,884,545
	2024	500,000	—	6,059,741	—	10,350	6,570,091
	2023	500,000	—	5,278,732	800,000	9,900	6,588,632
Alan Ellingson Chief Financial Officer	2025	400,000	—	7,266,222	—	25,925	7,692,147
	2024	369,440	—	5,482,057	—	20,821	5,872,318

(1)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 11 — Stock-Based Compensation included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)
The amounts disclosed in this column for 2025 are comprised of the Time-Based RSUs and PSUs granted in 2025 pursuant to the annual equity refresh awards. The following chart describes the fair market values of such awards on the grant dates:

Name	Time-Based RSUs	PSUs
Jason D. Robins	$9,601,858	$9,601,814
Matthew Kalish	$5,449,719	$5,449,676
Paul Liberman	$5,449,719	$5,449,676
R. Stanton Dodge	$3,840,735	$3,425,486
Alan Ellingson	$3,633,132	$3,633,090
At the maximum levels of performance, the PSU values for the annual equity refresh awards would be: $19,203,628 for Mr. Robins, $10,899,352 for Mr. Kalish, $10,899,352 for Mr. Liberman, $6,850,972 for Mr. Dodge, and $7,266,180 for Mr. Ellingson. As discussed in more detail under “Compensation Discussion and Analysis — 2025 Compensation Decisions — 2025 Equity Compensation,” the price used to determine the number of Time-Based RSUs and PSUs awarded as part of the annual equity refresh program was the 30-calendar day average closing stock price of the Class A Shares leading up to, but not including February 11, 2025. As a result, the value of the grant as disclosed in the Summary Compensation Table above, which was computed in accordance with FASB ASC Topic 718, is different than the amount contemplated when the program was approved.

(3)
As described above under “Compensation Discussion and Analysis — 2025 Compensation Decisions —  2025 Annual Bonus,” none of the NEOs received an annual bonus as neither the Revenue nor the Adjusted EBITDA minimum thresholds were met.

(4)
For Mr. Robins, the amounts disclosed in this column include $1,305,533 for security costs, $1,754,564 for air travel costs, $10,500 for our matching contribution made under our 401(k) plan, $15,925 for financial planning services, $253,478 for tax reimbursements related to the aforementioned items, where applicable, $26,207 related to Company-sponsored events during the year, and $52,061 to cover applicable deductions with respect to annual employee contributions towards medical, dental, and vision coverage and our 401(k) plan. The amount reported for Mr. Robins’ personal usage of the private aircraft represents the aggregate incremental cost to the Company, taking into account variable costs of the flight, such as fuel costs, trip-related repair and maintenance, crew costs, transportation expenses, airport fees and chartered flights. For Mr. Kalish, the amounts disclosed in this column include $865,860 for security costs, $10,500 for our matching contribution made under our 401(k) plan, $15,925 for financial planning services, and $33,371 to cover applicable deductions with respect to annual employee contributions towards medical, dental, and vision coverage and our 401(k) plan. For Mr. Liberman, the amounts disclosed in this column include $696,627 for security costs, $286,789 for air travel costs, $10,500 for our matching contribution made under our 401(k) plan, $12,740 for financial planning services, $12,566 for tax reimbursements for transportation related costs, and $36,382 to cover applicable deductions with respect to annual employee contributions towards medical, dental, and vision coverage and our 401(k) plan. The amount reported for Mr. Liberman’s personal usage of the private aircraft represents the aggregate incremental cost to the Company, taking into account variable costs of the flight, such as fuel costs, trip-related repair and maintenance, crew costs, transportation expenses, airport fees and chartered flights. For Mr. Dodge, the amounts disclosed in this column include $10,500 for our matching contribution made under our 401(k) plan, $60,617 related to Company-sponsored events during the year, and $47,207 for tax reimbursements related to aforementioned items. For Mr. Ellingson, the amounts disclosed in this column include $10,000 for our matching contribution made under our 401(k) plan and $15,925 for financial planning services.

(5)
In connection with Mr. Kalish’s transition out of his role as President, DraftKings North America, certain equity awards granted to him in fiscal year 2025 were forfeited as of November 6, 2025. The amounts reported in this table reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718, without giving effect to these forfeitures. See “Compensation Discussion and Analysis — Employment Agreements — Transition Agreement”.

Fiscal 2025 Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plans(1)			Estimated Future Payouts Under Equity Incentive Plans(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Awards	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jason D. Robins	RSUs	2/10/2025	—	—	—	—	—	—	224,133	9,601,858
	PSUs	2/10/2025	—	—	—	28,017	112,066	224,132	—	4,800,907
	PSUs	2/10/2025	—	—	—	28,017	112,066	224,132	—	4,800,907
	Annual Incentive		487,500	975,000	1,950,000
Matthew Kalish(5)	RSUs	2/10/2025	—	—	—	—	—	—	127,211	5,449,719
	PSUs	2/10/2025	—	—	—	15,901	63,605	127,210	—	2,724,838
	PSUs	2/10/2025	—	—	—	15,901	63,605	127,210	—	2,724,838
	Annual Incentive		265,500	531,250	1,062,500
Paul Liberman	RSUs	2/10/2025	—	—	—	—	—	—	127,211	5,449,719
	PSUs	2/10/2025	—	—	—	15,901	63,605	127,210	—	2,724,838
	PSUs	2/10/2025	—	—	—	15,901	63,605	127,210	—	2,724,838
	Annual Incentive		265,500	531,250	1,062,500
R. Stanton Dodge	RSUs	2/10/2025	—	—	—	—	—	—	89,653	3,840,735
	PSUs	2/10/2025	—	—	—	9,995	39,980	79,960	—	1,712,743
	PSUs	2/10/2025	—	—	—	9,995	39,980	79,960	—	1,712,743
	Annual Incentive	2/10/2025	200,000	400,000	800,000
Alan Ellingson	RSUs	2/10/2025	—	—	—	—	—	—	84,807	3,633,132
	PSUs	2/10/2025	—	—	—	10,601	42,403	84,806	—	1,816,545
	PSUs	2/10/2025	—	—	—	10,601	42,403	84,806	—	1,816,545
	Annual Incentive		200,000	400,000	800,000

(1)
Represents the annual incentive opportunities granted for performance during 2025 under DraftKings’ 2025 bonus plan.

(2)
Represents the equity awards granted to each NEO in the form of PSUs pursuant to the 2025 annual equity refresh program. The 2025 PSUs will vest to the extent that the 2026 PSU Performance Metrics and the 2028 PSU Performance Metrics are achieved.

(3)
Represents the equity awards granted in the form of Time-Based RSUs, which, except for 9,692 Time-Based RSUs granted to Mr. Dodge, vest quarterly over a four-year period following March 1, 2025. For Mr. Dodge, 9,692 RSUs of the 89,653 Time-Based RSUs vest in equal monthly installments over the one year commencing on March 1, 2025.

(4)
The aggregate grant date fair value of awards presented in this column is calculated in accordance with FASB ASC Topic 718.

(5)
In connection with Mr. Kalish’s transition out of his role as President, DraftKings North America, Mr. Kalish’s outstanding unvested equity awards granted to him in fiscal year 2025 that would have been outstanding and unvested as of the execution of the Transition Agreement were forfeited and cancelled as of November 6, 2025.

Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End
The market value of unvested or unearned awards is calculated using a price of $34.46 per Class A Share, which was the closing price of a Class A Share on the NASDAQ on December 31, 2025 (the last trading day of 2025).
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(7)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
Jason D. Robins	280,190	—	—	3.29	4/18/2028	—	—	—	—
	6,512,289	—	—	3.29	5/3/2028	—	—	—	—
	696,850	—	—	4.70	6/4/2029	—	—	—	—
	374,710	—	—	3.82	5/3/2027	—	—	—	—
	—	—	—	—	—	555,464(1)	19,141,289	—	—
	—	—	—	—	—	—	—	87,489(4)	3,014,871
	—	—	—	—	—	—	—	—(5)	—
	—	—	—	—	—	—	—	2,763,636(2)	95,234,897
	—	—	—	—	—	—	—	400,000(3)	13,784,000
	—	—	—	—	—	—	—	87,489(4)	3,014,871
	—	—	—	—	—	—	—	168,099(5)	5,792,692
Matthew Kalish(8)	273,488	—	—	3.29	5/3/2028	—	—	—	—
	684,038	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	67,967(1)	2,342,143	—	—
	—	—	—	—	—	—	—	51,464(4)	1,773,449
Paul Liberman	184,968(6)	—	—	3.29	4/18/2028	—	—	—	—
	1,511,843(6)	—	—	3.29	5/3/2028	—	—	—	—
	685,950(6)	—	—	4.70	6/4/2029	—	—	—	—
	261,160(6)	—	—	3.82	5/3/2027	—	—	—	—
	484,417(6)	—	—	0.63	3/24/2026	—	—	—	—
	—	—	—	—	—	328,807(1)	11,330,689	—	—
	—	—	—	—	—	—	—	51,464(4)	1,773,449
	—	—	—	—	—	—	—	—(5)	—
	—	—	—	—	—	—	—	2,763,636(2)	95,234,897
	—	—	—	—	—	—	—	235,294(3)	8,108,231
	—	—	—	—	—	—	—	51,464(4)	1,773,449
	—	—	—	—	—	—	—	95,408(5)	3,287,742
R. Stanton Dodge	1,375,809	—	—	2.95	11/2/2027	—	—	—	—
	201,578	—	—	3.29	5/3/2028	—	—	—	—
	42,604	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	180,115(1)	6,206,763	—	—
	—	—	—	—	—	—	—	25,732(4)	886,725
	—	—	—	—	—	—	—	—(5)	—
	—	—	—	—	—	—	—	727,272(2)	25,061,793
	—	—	—	—	—	—	—	117,646(3)	4,054,081
	—	—	—	—	—	—	—	25,732(4)	886,725
	—	—	—	—	—	—	—	59,970(5)	2,066,566

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(7)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
Alan Ellingson	—	—	—	—	—	130,992(1)	4,513,984	—	—
	—	—	—	—	—	—	—	24,965(4)	860,294
	—	—	—	—	—	—	—	—(5)	—
	—	—	—	—	—	—	—	303,030(2)	10,442,414
	—	—	—	—	—	—	—	11,414(3)	393,326
	—	—	—	—	—	—	—	24,965(4)	860,294
	—	—	—	—	—	—	—	63,605(5)	2,191,811

(1)
Represents Time-Based RSUs, which were granted on the dates shown in the table below, and generally vest in equal quarterly installments over a four-year period from the date of grant.

Name	February / March 2022	February / March 2023	February 2024	May 2024	February 2025	Total
Jason D. Robins	38,217	187,500	147,638	—	182,109	555,464
Matthew Kalish	28,309	22,059	9,649	—	7,950	67,967
Paul Liberman	28,309	110,294	86,845	—	103,359	328,807
R. Stanton Dodge	14,154	55,147	43,423	—	67,391	180,115
Alan Ellingson	1,606	10,702	6,676	43,102	68,906	130,992

(2)
Represents the 2022 PSUs, which provide an opportunity for recipients to receive Class A Shares based on the achievement of certain metrics tied to the Company’s fiscal year 2026 performance. In the event that such metrics are achieved in fiscal year 2026, NEOs can achieve anywhere between 25% and 200% of the target number of Class A Shares underlying such portion of the 2022 PSUs. The amounts shown in this column reflect the 2022 PSUs that are subject to the metrics tied to the Company’s fiscal year 2026 performance at an expected level of performance of 200% of target. The actual payout values will depend, among other things, on our actual performance through the end of the performance periods and our future stock price.

(3)
Represents PSUs granted in 2023 in connection with annual equity refresh awards (the “2023 PSUs”), which provide an opportunity for recipients to receive Class A Shares based on the achievement of certain metrics tied to the Company’s fiscal year 2026 performance. In the event that such metrics are achieved in fiscal year 2026, NEOs can achieve anywhere between 25% and 200% of the target number of Class A Shares underlying such portion of the 2023 PSUs. The amounts shown in this column reflect the 2023 PSUs that are subject to the metrics tied to the Company’s fiscal year 2026 performance at an expected level of performance of 200% of target. The actual payout values will depend, among other things, on our actual performance through the end of the performance periods and our future stock price.

(4)
Represents the 2024 PSUs, which provided an opportunity for recipients to receive Class A Shares based on the achievement of the 2025 PSU Performance Metrics. The 2024 PSUs that were subject to 2025 PSU Performance Metrics could have paid out between 0% to 200% of the target number of Class A Shares underlying such portion of the 2024 PSUs. The Board determined in February 2026 that

(i) the 2025 Normalized Net Revenue portion of the performance goals for the 2024 PSUs that were subject to 2025 PSU Performance Metrics was achieved at maximum level and (ii) the 2025 Normalized Adjusted EBITDA portion of the performance goals for the 2024 PSUs that were subject to 2025 PSU Performance Metrics was not achieved at or above the minimum level. As a result, the 2024 PSUs that were subject to 2025 PSU Performance Metrics vested in February 2026 and the amounts shown in this column reflect such portion of the 2024 PSUs at 100% of target. Another portion of the 2024 PSUs are also subject to 2027 PSU Performance Metrics. The amounts shown in this column reflect the 2024 PSUs that are subject to 2027 PSU Performance Metrics at an expected level of performance of 100% of target. The actual payout values will depend, among other things, on our actual performance through the end of the performance periods and our future stock price.
(5)
Represents the 2025 PSUs, which provide an opportunity for recipients to receive Class A Shares based on the achievement of the 2026 PSU Performance Metrics. In the event that the 2026 PSU Performance Metrics are achieved in fiscal year 2026, eligible employees can achieve anywhere between 25% and 200% of the target number of Class A Shares underlying such portion of the 2025 PSUs that are subject to 2026 PSU Performance Metrics. Another portion of the 2025 PSUs are also subject to 2028 PSU Performance Metrics. The amounts shown in this column reflect (i) the 2025 PSUs that are subject to the 2026 PSU Performance Metrics at an expected level of performance of 0% of target and (ii) the 2025 PSUs that are subject to 2028 PSU Performance Metrics at an expected level of performance of 150% of target. The actual payout values will depend, among other things, on our actual performance through the end of the performance periods and our future stock price.

(6)
Indicates options held by the Paul Liberman 2015 Revocable Trust and/or the Paul Liberman 2020 Irrevocable Trust, for which Mr. Liberman has sole investment and voting power.

(7)
Represents time-based stock options. While the options expire 10 years from the date of the grant, generally, these options vest in installments over a four-year period from the date of grant.

(8)
In recognition of, among other things, Mr. Kalish’s 14 years of service as a co-founder of the Company, subject to the terms and conditions of the Transition Agreement, (i) the PSUs that were granted in November 2022 and February 2023 with respect to performance in calendar year 2026 were accelerated and vested as of December 10, 2025, with performance deemed to be achieved at the maximum performance level (200%), (ii) outstanding RSUs continued vesting, under their original terms, through the last scheduled March 1, 2026 vesting date, (iii) PSUs that were granted in February 2024 with respect to performance in calendar year 2025 continued vesting, under their original terms, through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and (iv) vested stock options remain outstanding subject to their terms. Other than as set forth above, all remaining equity awards that would have been outstanding and unvested as of the execution of the Transition Agreement were forfeited and cancelled as of November 6, 2025.

Fiscal 2025 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason D. Robins	200,053	8,963,724	1,737,568	74,917,031
Matthew Kalish	1,260,000	47,080,252	4,424,673(1)	171,629,656
Paul Liberman	89,159	2,292,278	1,425,743	63,301,032
R. Stanton Dodge	586,841	21,786,285	507,386	23,588,678
Alan Ellingson	—	—	366,134	15,944,060

(1)
In connection with Mr. Kalish’s transition out of his role as President, DraftKings North America, PSUs that were granted in November 2022 and February 2023 with respect to performance in calendar year 2026 were accelerated and vested as of December 10, 2025, with performance deemed to be achieved at the maximum performance level (200%).

Potential Payments Upon Termination or Change in Control
The severance benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. Upon any termination of employment, each NEO will be entitled to receive, within 30 days following termination, any accrued and vested payments and benefits that have not yet been paid, including unpaid base salary earned, accrued but unused vacation, and reimbursement for any unreimbursed business expenses (collectively, the “Accrued Benefits”). Depending on the type of termination, each NEO may be entitled to receive severance payments in addition to the Accrued Benefits.
The narrative disclosure below describes the severance or change-in-control benefits that each NEO would be entitled to receive in addition to the Accrued Benefits (in the case of a termination of employment), and these severance benefits are quantified in the “Potential Payments Upon Termination or Change in Control” table below. Unless otherwise indicated, the narrative disclosure and the amounts estimated in the table assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2025 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The terms “cause,” “good reason,” “disability,” and “change in control” in this section have the meanings provided in the applicable employment agreement or equity award agreement.
In connection with Mr. Kalish’s transition out of his role as President, DraftKings North America, the Company entered into the Transition Agreement with Mr. Kalish, pursuant to which Mr. Kalish will step down from all other roles as an officer or employee of the Company and any of its subsidiaries, effective as of the Transition Date. Mr. Kalish will remain a director on the Board of Directors of the Company after the Transition Date. See “Compensation Discussion and Analysis — Employment Agreements — Transition Agreement” above for additional information.
Termination for Death or Disability
Upon a termination due to death or disability, the outstanding equity awards held by each of the NEOs will vest as follows, subject to the NEO’s compliance with certain restrictive covenants, including non-solicitation and non-competition covenants that extend for 12 months following termination of employment (such covenants, the “Restrictive Covenant Conditions”), and execution of a release of claims within 60 days following termination (such condition, the “Release Condition”):
•
equity awards solely subject to time-based vesting will vest in full;

•
equity awards, other than the LTIP awards, that are solely subject to performance-based vesting will vest based on actual performance against the applicable performance goals; and

•
the LTIP equity awards will remain eligible to vest based on actual performance through the earlier of (i) two years following termination and (ii) the original expiration date of the award (which we refer to as the “Performance Vesting End Date”). If the Performance Vesting End Date for an award falls in the middle of a vesting period, then the award will vest pro-rata based on the number of days between the first day of the vesting period and the Performance Vesting End Date.

Termination for Cause or Without Good Reason
Upon a termination by the Company for cause or a resignation by the NEO without good reason, the NEOs will not be entitled to receive severance benefits other than the Accrued Benefits.
Termination Without Cause or for Good Reason Absent a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason, in each case that is not within 18 months after, or three months before, a change in control, each of the NEOs will receive, subject to the Restrictive Covenant Conditions and the Release Condition:
•
an amount equal to two times base salary (for each of the Founders) or one times base salary (for Messrs. Dodge and Ellingson), payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
a pro-rata annual bonus to the extent earned based on actual performance, payable in a lump sum at the same time bonuses are paid to active employees;

•
continued benefits for a period of 24 months (for each of the Founders) or 12 months (for Messrs. Dodge and Ellingson) or until the NEO obtains employment that offers health benefits;

•
pro-rata vesting of equity awards solely subject to time-based vesting based on the number of days the NEO was employed during the vesting period; and

•
pro-rata vesting of equity-based awards subject to performance-based vesting based on actual performance and pro-rated based on the number of days the NEO was employed during the vesting period.

Mr. Kalish will transition out of his role as President, DraftKings North America, effective as of March 31, 2026. In recognition of, among other things, Mr. Kalish’s 14 years of service as a co-founder of the Company, subject to the terms and conditions of the Transition Agreement, (i) the PSUs that were granted in November 2022 and February 2023 with respect to performance in calendar year 2026 were accelerated and vested as of December 10, 2025, with performance deemed to be achieved at the maximum performance level (200%), (ii) outstanding RSUs continued vesting, under their original terms, through the last scheduled March 1, 2026 vesting date, (iii) PSUs that were granted in February 2024 with respect to performance in calendar year 2025 continued vesting, under their original terms, through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and (iv) vested stock options remain outstanding subject to their terms.
Other than as set forth above, all remaining equity awards that would have been outstanding and unvested as of the execution of the Transition Agreement were forfeited and cancelled as of November 6, 2025. If the Company terminates Mr. Kalish without cause as of March 31, 2026, he would be entitled to prorated vesting of his outstanding equity awards. Based on the closing price of a Class A Share on December 10, 2025, the estimated value of the prorated vesting of those equity awards would be $85.9 million. The estimated incremental value of the acceleration in connection with his transition is $18.0 million. Pursuant to the Transition Agreement, Mr. Kalish will receive continued security services and payment of COBRA premiums until March 31, 2027. He also will receive director compensation in connection with his continued service on the Board of Directors.
Termination Without Cause or for Good Reason in Connection with a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason within 18 months after, or three months before, a change in control, each of the NEOs will receive, subject to the Restrictive Covenant Conditions and the Release Condition:
•
an amount equal to two times the sum of base salary and target annual bonus opportunity (for each of the Founders) or one and a half times the sum of base salary and target annual bonus opportunity (for Messrs. Dodge and Ellingson), payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
continued benefits for a period of 24 months (for each of the Founders) or 18 months (for Messrs. Dodge and Ellingson) or until the NEO obtains employment that offers health benefits; and

•
vesting of equity awards on the later of (i) such termination or (ii) the change in control, with performance-based vesting conditions for performance periods that are not completed as of the date of termination deemed satisfied at target.

Change in Control
Upon a change in control without a qualifying termination of employment as discussed above, the NEOs will not be entitled to receive any payments or equity vesting.
Estimate of Potential Payments Upon Termination or Change in Control
The amounts estimated in the table below assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2025 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a Class A Share on December 31, 2025 (the last trading day of 2025) of $34.46.
Name	Type of Payment(1)	Termination for Death or Disability ($)(2)	Termination Without Cause or for Good Reason Absent a Change in Control ($)(2)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)(2)
Jason D. Robins	Cash Severance	—	1,300,000	—	2,275,000
	Stock Incentives	83,542,274	49,495,720	—	83,542,274
	Other Benefits	—	63,697	—	63,697
	Total	83,542,274	50,859,417	—	85,880,971
Matthew Kalish	Cash Severance	—	850,000	—	1,381,250
	Stock Incentives(3)	4,115,592	3,537,306	—	4,115,592
	Other Benefits	—	61,023	—	61,023
	Total	4,115,592	4,448,329	—	5,557,865
Paul Liberman	Cash Severance	—	850,000	—	1,381,250
	Stock Incentives	68,740,980	43,513,474	—	68,740,980
	Other Benefits	—	63,697	—	63,697
	Total	68,740,980	44,427,171	—	70,185,927
R. Stanton Dodge	Cash Severance	—	500,000	—	1,150,000
	Stock Incentives	23,915,860	13,873,124	—	23,915,860
	Other Benefits	—	30,511	—	45,767
	Total	23,915,860	14,403,635	—	25,111,627
Alan Ellingson	Cash Severance	—	400,000	—	1,000,000
	Stock Incentives	13,113,650	6,721,270	—	13,113,650
	Other Benefits	—	32,384	—	48,576
	Total	13,113,650	7,153,654	—	14,162,226

(1)
The “Other Benefits” rows reflect the cost of continued coverage under the Consolidated Omnibus Budget Reconciliation Act based on the following annual rates: for Messrs. Robins, and Liberman, $31,848, for Messrs. Kalish and Dodge, $30,511 and for Mr. Ellingson, $32,384.

(2)
The amounts in these columns reflect performance-based equity awards at target level of performance.

(3)
The amounts in this row reflect Mr. Kalish’s outstanding unvested equity awards as of December 31, 2025 and, accordingly, do not reflect the value of the awards that were accelerated or forfeited in connection with his transition.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure (the “Pay Versus Performance Disclosure”) describes the relationship between executive compensation and the Company’s performance with respect to select financial measures. For a complete description regarding the Company’s compensation program, please see “Compensation Discussion and Analysis.”
	Summary Compensation Table Total (in millions)		Compensation “Actually Paid” Total (in millions)(2)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)
Year	PEO(1)	Average of Non-PEO NEOs(1)	PEO	Average of Non-PEO NEOs	DKNG	CDI(3)	Net Income (Loss) (in billions)	Revenue (in billions)(4)
2025	$22.6	$9.8	$20.4	$9.1	$74	$148	$0.0	$6.1
2024	$20.9	$8.5	$33.9	$14.7	$80	$141	$(0.5)	$4.8
2023	$20.8	$8.9	$168.2	$98.1	$76	$109	$(0.8)	$3.7
2022	$47.5	$27.8	$(28.4)	$(12.7)	$24	$77	$(1.4)	$2.2
2021	$14.0	$8.9	$(67.4)	$(37.2)	$59	$124	$(1.5)	$1.3

(1)
The NEOs for 2021-2023 presented above comprised Jason Robins, who is the Company’s Principal Executive Officer (the “PEO”), and Matthew Kalish, Paul Liberman, R. Stanton Dodge and Jason K. Park (collectively for such years, the “non-PEO NEOs”). The NEOs for 2024 comprised the PEO and Matthew Kalish, Paul Liberman, R. Stanton Dodge, Alan Ellingson and Jason K. Park (collectively for 2024, the “non-PEO NEOs”). The NEOs for 2025 comprised the PEO and Matthew Kalish, Paul Liberman, R. Stanton Dodge, and Alan Ellingson (collectively for 2025, the “non-PEO NEOs”).

(2)
SEC rules require that certain adjustments be made to the totals set forth in the Summary Compensation Table included in this Proxy Statement (the “Summary Compensation Table”) in order to determine “compensation actually paid” for purposes of this Pay Versus Performance Disclosure. “Compensation actually paid” does not represent cash and/or equity value transferred to the applicable NEO, but rather is a value calculated under applicable SEC rules for purposes of this Pay Versus Performance Disclosure. In general, “compensation actually paid” is calculated as total compensation set forth in the Summary Compensation Table, as adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). None of the NEOs received any awards that failed to meet the applicable vesting conditions during 2025, received any dividends or participated in a defined benefit plan and there have been no amendments to the exercise price of options, so the following table does not include an adjustment for such items. The Company has not adjusted or amended the exercise price of options exercisable for Class A Shares held by the NEOs during 2025. The below table reflects the required adjustments to reconcile total compensation as set forth in the Summary Compensation Table to “Compensation actually paid” for purposes of the Pay Versus Performance Disclosure (in millions unless otherwise noted).

	Add Year-End Change in:
Year	NEO(s)	Summary Compensation Table Total	Subtract Stock Awards(a)	Granted Award Fair Value(b)	Change in Value of Prior Awards Unvested at Year End(c)	Value of Awards Granted and Vested in Year(d)	Change in Value of Prior Awards Vested in Year(e)	Value of Prior Awards Forfeited During Year(f)	Compensation Actually Paid
2025	PEO	$22.6	$(19.2)	$14.0	$(8.5)	$1.6	$9.8	—	$20.4
	Average of Non- PEO NEOs	$9.8	$(7.7)	$5.7	$(3.5)	$0.8	$6.0	$(2.0)	$9.1
2024	PEO	$20.9	$(19.1)	$9.8	$17.7	$3.4	$1.2	—	$33.9
	Average of Non- PEO NEOs	$8.5	$(8.0)	$4.9	$7.4	$1.4	$0.5	—	$14.7

	Add Year-End Change in:
Year	NEO(s)	Summary Compensation Table Total	Subtract Stock Awards(a)	Granted Award Fair Value(b)	Change in Value of Prior Awards Unvested at Year End(c)	Value of Awards Granted and Vested in Year(d)	Change in Value of Prior Awards Vested in Year(e)	Value of Prior Awards Forfeited During Year(f)	Compensation Actually Paid
2023	PEO	$20.8	$(16.1)	$80.9	$40.9	$4.0	$37.7	—	$168.2
	Average of Non- PEO NEOs	$8.9	$(7.6)	$50.4	$19.2	$1.9	$25.3	—	$98.1
2022	PEO	$47.5	$(43.7)	$26.6	$(37.9)	$1.5	$(22.4)	—	$(28.4)
	Average of Non- PEO NEOs	$27.8	$(26.7)	$16.5	$(23.4)	$0.9	$(7.8)	—	$(12.7)
2021	PEO	$14.0	$(11.3)	$4.7	$(80.2)	$0.8	$4.6	—	$(67.4)
	Average of Non- PEO NEOs	$8.9	$(7.7)	$3.2	$(45.2)	$0.6	$3.1	—	$(37.2)

(a)
Deduction for the amounts reported in the “Stock Awards” column of the Summary Compensation Table.

(b)
Fair value, calculated in accordance with FASB ASC Topic 718, as of the end of the reported fiscal year of equity awards granted in the reported fiscal year that were outstanding and unvested as of the end of the reported fiscal year.

(c)
Change in fair value, calculated in accordance with FASB ASC Topic 718, as of the end of the reported fiscal year from the end of the prior fiscal year, of equity awards granted in prior years that are outstanding and unvested as of the end of the reported fiscal year.

(d)
Fair value, calculated in accordance with FASB ASC Topic 718, as of the vesting date for awards that are granted and vest in the same reported fiscal year.

(e)
Change in fair value, calculated in accordance with FASB ASC Topic 718, from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the reported year.

(f)
Fair value, calculated in accordance with FASB ASC Topic 718, as of the end of the prior fiscal year, of equity awards granted in prior years that were forfeited during the reported year.

(3)
The S&P 500 Consumer Discretionary Index (“CDI”) is a comprehensive index of companies included in the S&P 500 that are classified as members of the consumer discretionary sector, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(4)
For 2025 compensation decisions, the Company focused on achievement of Revenue growth, as well as other metrics such as Adjusted EBITDA, through highly effective customer acquisition, retention, engagement, and monetization, enabled by innovative product offerings and technology enhancements across the Company’s product offerings.

Relationships Between Executive Compensation Actually Paid and Select Financial Performance Measures
The charts below are based on the information provided in the above table to illustrate the relationships between the Company’s compensation actually paid to the PEO and the average compensation actually paid to the Company’s non-PEO NEOs, with (i) the Company’s cumulative TSR, (ii) the Company’s net income (loss) and (iii) the Company’s Revenue, which the Company has selected as the most important financial performance measure used by the Company to link compensation actually paid to its NEOs for the most recently completed fiscal year and its performance.

Unranked Tabular List of the Company’s Most Important Financial Performance Measures
The following is an unranked list of the most important financial performance measures used by the Company to link compensation actually paid to the NEOs, for the year ended December 31, 2025, to Company performance:
Financial Performance Measures
Revenue
Adjusted EBITDA

CEO PAY RATIO
The following table shows the ratio of our CEO’s 2025 annual total compensation to the median 2025 annual total compensation of our other employees.
CEO 2025 Annual Total Compensation	Median Employee 2025 Annual Compensation	2025 Ratio of CEO Pay to Median Employee Pay
$22,621,941	$79,256	285:1
The pay ratio rules allow issuers to use the same median employee for comparison purposes for up to three years. We determined that there has been no material change to our employee population or compensation arrangements that would result in a significant change to our pay ratio. However, due to a change in the individual circumstances of the median employee selected as of December 31, 2023, who was a full-time employee located in the United States, we substituted a median employee whose pay was substantially similar to the median employee selected for 2023, in accordance with SEC rules. We calculated the annual total compensation of our median employee in the same way we calculate our NEOs’ annual total compensation in the Summary Compensation Table. In 2025, our median employee earned $67,511 in salary and $11,745 in other compensation elements, for annual total compensation of $79,256.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2025:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and RSUs (in millions) (a)	Weighted-average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (in millions) (c)
Equity Compensation Plans Approved by Security Holders	24.9(1)	$43.72(2)	143.0(3)(4)
Equity Compensation Plans Not Approved by Security Holders	15.0(5)	$3.49(6)	10.4(7)
	39.9	$10.03	153.4(8)

(1)
Represents Class A Shares underlying RSUs and options granted under the 2020 Incentive Award Plan (the “2020 Plan”).

(2)
Represents the weighted-average exercise price of options outstanding under the 2020 Plan.

(3)
Consists of 51.1 million Class A Shares remaining available for future issuance under the 2020 Plan, 72.5 million Class B Shares remaining available for future issuance under the 2020 Plan and 19.4 million Class A Shares remaining available for future issuance under the DraftKings Employee Stock Purchase Plan (the “ESPP”).

(4)
The number of Class A Shares available under the 2020 Plan is subject to an annual increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of Class A Shares equal to five percent of the total outstanding Class A Shares on the last day of the prior calendar year (subject to a maximum annual increase of 33 million Class A Shares), unless otherwise determined by the Board prior to January 1 of a given year to provide for no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Class A Shares. The number of Class A Shares available under the ESPP is subject to an annual increase on the first day of each calendar year, beginning with calendar year 2022, by a number of Class A Shares equal to one percent of the total outstanding Class A Shares on the last day of the prior calendar year (subject to a maximum annual increase of 6.6 million Class A Shares), unless otherwise determined by the Board prior to January 1 of a given year to provide for no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Class A Shares.

(5)
Represents 13.2 million Class A Shares underlying options granted under the 2017 Equity Incentive Plan (the “2017 Plan”), 1.7 million Class A Shares underlying restricted stock awards and options granted under the 2012 Stock Option & Restricted Stock Incentive Plan (the “2012 Plan”) and 0.1 million Class A Shares underlying options granted under the SBTech (Global) Limited 2011 Global Share Option Plan (the “Option Plan”).

(6)
Represents the weighted-average exercise price of options outstanding under the 2017 Plan, 2012 Plan and Option Plan.

(7)
Consists of 10.4 million Class A Shares remaining available for future issuance under the 2017 Plan. There are no securities remaining available for future issuance under the 2012 Plan and the Option Plan as these plans have expired pursuant to their terms.

(8)
In connection with our acquisition of Jackpocket Inc. in May 2024, we assumed the Jackpocket Inc. 2013 Equity Incentive Plan (the “2013 Plan”). As of December 31, 2025, the number of options outstanding to purchase Class A Shares under the 2013 Plan was 0.2 million. No additional options to purchase Class A Shares may be granted under the 2013 Plan.

2017 Plan
In 2017, DK DE’s board of directors approved the 2017 Plan, which the Company assumed in April 2020 in connection with the Business Combination, pursuant to which the Company may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, or any combination of the foregoing to employees, directors, and consultants of the Company or its affiliates. The 2017 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Subject to the provisions of the 2017 Plan and applicable law, the Board has the authority to designate the participants under the 2017 Plan, to determine the terms and conditions of awards granted under the 2017 Plan, to administer the 2017 Plan, to interpret the 2017 Plan and the underlying award agreements, and to make all determinations with respect to awards granted under the 2017 Plan.
Shares Issuable Under the 2017 Plan
The number of shares remaining available for future issuance under the 2017 Plan is reflected in the table above. Class A Shares underlying awards that expire or are settled in cash will not reduce the number of Class A Shares available for issuance under the 2017 Plan. Class A Shares underlying awards that are forfeited or reacquired by the Company in satisfaction of tax withholding obligations on an award or as consideration for the exercise or purchase price of an award will be available to be issued for new awards under the 2017 Plan. If there is any change in our corporate capitalization, the Board will appropriately and proportionately adjust the maximum number of Class A Shares subject to the 2017 Plan. The 2017 Plan has a term of 10 years from September 28, 2017, and no further awards may be granted under the 2017 Plan after that date.
Description of Awards Available Under the 2017 Plan
Stock Options. Stock options may be granted as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) or a nonstatutory stock option that is not intended to be an incentive stock option. A stock option entitles the participant to purchase Class A Shares at a fixed exercise price, which generally will not be less than 100% of the fair market value of our Class A Shares on the date the stock option is granted. No stock option can be exercised more than ten years after the date of grant (or five years in the case of incentive stock options granted to certain persons).
Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle the participant to receive from the Company the appreciation on Class A Shares underlying the SAR. The exercise price generally will not be less than 100% of the fair market value of our Class A Shares on the date the SAR is granted.
Restricted Stock Awards. Shares of restricted stock are Class A Shares that are subject to terms and conditions, including vesting conditions, as the Board deems appropriate. Restricted stock may be awarded to participants in consideration for (i) cash or cash equivalents, (ii) past services to the Company or an affiliate, or (iii) other consideration (including future services). Any dividends paid on restricted stock may be subject to the same vesting and forfeiture restrictions that apply to the restricted stock.
Restricted Stock Unit Awards. RSUs are rights to receive Class A Shares, subject to terms and conditions, including vesting conditions, as the Board deems appropriate. Participants may earn dividend equivalents on the Class A Shares underlying an RSU award, and such dividend equivalents may be converted into additional Class A Shares covered by the RSU award. After vesting, an RSU award may be settled by delivery of Class A Shares, its cash equivalent, any combination of Class A Shares or cash, or in any other form of consideration the Board deems appropriate and is included in the applicable award agreement.
Other Stock Awards. The Board may grant other awards valued by reference to or otherwise based on Class A Shares, either alone or in addition to the awards described above. These awards will be granted to individuals, in such amounts, and on such terms and conditions as determined by the Board.
Corporate Transactions
In the event of certain corporate transactions, the Board may take certain actions listed in the 2017 Plan, including (i) arranging for the surviving or acquiring corporation to assume or substitute the awards granted under the 2017 Plan, (ii) accelerating the vesting of awards, (iii) suspending the exercise of awards, and (iv) canceling the awards. Further, an award may be subject to additional acceleration of vesting and exercisability upon or after a change in control. In the event of a dissolution or liquidation of the Company, all outstanding awards (other than those that have vested and are not subject to a forfeiture condition) will terminate immediately prior to the dissolution or liquidation, and shares subject to a forfeiture condition may be reacquired by the Company. However, the Board may, in its discretion, cause some or all outstanding awards to become fully vested, exercisable, and/or no longer subject to forfeiture.
Termination and Amendment of the 2017 Plan
The Board may suspend or terminate the 2017 Plan at any time. The suspension or termination of the 2017 Plan will not impair rights or obligations under any award granted while the 2017 Plan was in effect, except with the written or electronic consent of the affected participant or as otherwise permitted in the 2017 Plan.
The Board may amend the 2017 Plan in any respect the Board deems necessary or advisable and may submit any amendment to the 2017 Plan for shareholder approval. Shareholder approval is required for any amendment to the 2017 Plan that requires shareholder approval under the rules of any securities exchange on which the Class A Shares are traded. The Board may also amend the terms of any one or more awards. However, the Board generally cannot amend the 2017 Plan or an award without the written or electronic consent of the affected participants if such amendment would materially impair the rights of the participants, unless the reason for the amendment is to comply with applicable laws.
2012 Plan
In 2012, DK DE’s board of directors approved the 2012 Plan, which the Company assumed in April 2020 in connection with the Business Combination, pursuant to which the Company may grant incentive and nonstatutory stock options, shares of restricted stock, stock issuances, and other equity interests or awards to employees, officers, directors, consultants, and advisors of the Company. The 2012 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not intended to be subject to ERISA. Subject to the provisions of the 2012 Plan and applicable law, the Board has the authority to designate the participants under the 2012 Plan, to determine the terms and conditions of awards granted under the 2012 Plan, to administer the 2012 Plan, to interpret the 2012 Plan and the underlying award agreements and to make all determinations with respect to awards granted under the 2012 Plan.
Shares Issuable Under the 2012 Plan
As of the date of this Proxy Statement, there are no shares of common stock available for issuance pursuant to the 2012 Plan, as the 2012 Plan expired pursuant to its terms on March 13, 2022. Substitute awards granted to employees of another corporation in connection with a business combination do not count against the share limitation. Class A Shares underlying awards that expire, lapse, or are terminated, surrendered, or forfeited were to be issued for new awards under the 2012 Plan. The 2012 Plan had a term of 10 years from March 13, 2012 and expired on March 13, 2022, and no further awards may be granted under the 2012 Plan. Over the ten-year term of the 2012 Plan, no participant was able to be granted awards to purchase more than an aggregate of fifty percent of the shares available under the 2012 Plan.
Description of Awards Available Under the 2012 Plan
Stock Options. Stock options were able to be granted as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) or a nonstatutory stock option that is not intended to be an incentive stock option. All stock options granted under the 2012 Plan were nonstatutory stock options unless specifically granted as an incentive stock option. A stock option entitles the participant to purchase Class A Shares at a fixed exercise price, generally not less than 100% of the fair market value of Class A Shares on the date the stock option is granted. The provisions relating to the vesting and exercisability of stock options were determined by the Board. A participant may exercise a stock option only by delivery to the Company or a designated representative of an electronic or written exercise notice, together with payment in full of the exercise price. No stock option can be exercised more than ten years after the date of grant (or five years in the case of incentive stock options granted to certain persons).

Restricted Stock. Restricted stock are Class A Shares that are subject to a restriction period and such other terms and conditions as determined by the Board. Restricted stock was able to be awarded to participants subject to the participant’s delivery to the Company of a check in an amount at least equal to the par value of the shares purchased.
Other Stock-Based Awards. The Board was able to grant other awards based on Class A Shares, including the grant of Class A Shares based on certain conditions, the grant of securities convertible into Class A Shares, and the grant of stock appreciation rights, bonus stock, phantom stock awards, or stock units. The terms and conditions for these awards were determined by the Board.
Acquisition of the Company
In the event of an acquisition of the Company, unless otherwise provided in the applicable award or as noted below, the Board or the board of directors of the surviving or acquiring entity will make appropriate provision for either the continuation of outstanding awards by the Company or the assumption of such awards by the surviving or acquiring entity. In addition or instead of the foregoing, the Board may provide that one or more outstanding stock options, in whole or in part, (i) must be exercised within a specified number of days, at which time the stock option will terminate or (ii) will be terminated in exchange for a cash payment equal to the fair market value of the shares subject to the stock option over the exercise price.
Termination and Amendment of the 2012 Plan
The Board may amend, modify, or terminate any outstanding award. However, the Board generally is not able to amend an award without the participant’s consent if such amendment would materially and adversely affect the participant.
Option Plan
In 2011, the Option Plan was adopted by SBTech (Global) Limited (“SBTech Global”), and the Company assumed the Option Plan in April 2020 in connection with the Business Combination. On July 20, 2021, the Option Plan expired in accordance with its terms. Pursuant to the Option Plan, the Company was able to grant options to employees, directors, consultants and service providers. The Option Plan was not qualified under Section 401(a) of the Internal Revenue Code and was not intended to be subject to ERISA.
Shares Issuable Under the Option Plan
As of the date of this Proxy Statement, there are no Class A Shares available for issuance pursuant to the Option Plan, as the Option Plan expired pursuant to its terms on July 20, 2021. The Option Plan had a term of 10 years from July 20, 2011, and no further options were able to be granted under the Option Plan after that date.
Description of Options Available Under the Option Plan
A stock option entitles the participant to purchase Class A Shares at a fixed purchase price. Each option agreement states the number of shares subject to the option, the type of option, the vesting dates, the purchase price per share, the expiration date of the option, and such other terms and conditions as determined by the Board.
Corporate Transactions and Changes to Capitalization
In the event of certain corporate transactions, the Board may assume or substitute outstanding options as follows: (i) substitute the shares underlying the outstanding options for shares or other securities of the successor company (or a parent or subsidiary of the successor company) and (ii) adjust the purchase price of the outstanding options. If outstanding options are not assumed or substituted as described above, all vested and unvested options will terminate immediately prior to the consummation of the transaction, unless determined otherwise by the Board.

Upon certain events that change our corporate capitalization, the Board will appropriately adjust the number, class, and kind of shares subject to options and the purchase price of options.
Termination and Amendment of the Option Plan
The Board may at any time amend, suspend, or modify the terms of an option. However, the Board cannot take such action with respect to an option without a written agreement signed by the affected participant and the Company if such action would materially impair the rights of the participant. Shareholder approval is required for any amendment that requires shareholder approval under the terms of the Option Plan or applicable law, including for amendments to options that (i) reduce the purchase price of options, (ii) cancel and replace any outstanding option where the fair market value is less than its purchase price, or (iii) are considered “repricing” for purposes of the shareholder approval rules under the rules of any securities exchange on which the shares are listed. The termination of the Option Plan did not affect the Board’s ability to exercise its powers with respect to options granted prior to the date of termination.

DIRECTOR COMPENSATION
Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on DraftKings’ Board of Directors in 2025. DraftKings employees who also served as directors did not receive compensation for their service on the Board of Directors.
Name	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Woodrow Levin	299,888	20,238	320,126
Jocelyn Moore	317,393	15,925	333,318
Ryan Moore	322,384	20,238	342,622
Valerie Mosley	309,882	15,925	325,807
Steven Murray	332,369	—	332,369
Marni Walden	324,903	37,013	361,916
Harry Sloan	304,862	—	304,862
Gregory Wendt	249,975	—	249,975

(1)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 11 — Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Other than Mr. Wendt, the aggregate number of unvested RSUs held as of December 31, 2025 by each individual that served as a non-employee director during the fiscal year ended December 31, 2025 was 5,562. The aggregate number of unvested RSUs held as of December 31, 2025 by Mr. Wendt was 7,575.

(2)
For Mr. Levin, this includes $20,238 for costs related to Company-sponsored events during the year. For Ms. Moore, this includes $15,925 for financial planning services. For Mr. Moore, this includes $20,238 for costs related to Company-sponsored events during the year. For Ms. Mosley, this includes $15,925 for financial planning services. For Ms. Walden, this includes $16,775 for financial planning services and $20,238 for costs related to Company-sponsored events during the year.

Director Compensation Program
Our Board of Directors compensation program is designed to provide competitive compensation necessary to attract and retain high-quality non-employee directors and to encourage ownership of DraftKings stock to further align their interests with those of our shareholders. In 2025, our program provided the following compensation for non-employee directors:
•
An annual retainer of $45,000;

•
An annual retainer of $20,000 for the chair of the audit committee; $17,500 for the chair of the compensation committee; and $10,000 for the chair of each of the nominating and corporate governance committee, the compliance and risk committee and the transaction committee;

•
An annual retainer of $10,000 for members of the audit committee; $7,500 for members of the compensation committee; $5,000 for members of the nominating and corporate governance committee and the compliance and risk committee; and $10,000 for members of the transaction committee; and

•
An equity retainer with a value of $250,000 (based on the fair market value of a Class A Share on the grant date) payable in the form of RSUs, granted upon initial election to the Board and then each year at the annual shareholders meeting that vests at the sooner of the following annual shareholders meeting or the one-year anniversary of the grant.

All retainers will be payable quarterly in arrears. The retainers are being delivered in equity until DraftKings is profitable.
In November 2025, the Company adopted the DraftKings Inc. Director Stock Deferral Plan (the “Director Stock Deferral Plan”) to allow non-employee members of the Board (each, an “Outside Director”) to defer receipt of stock awards granted by the Company to the Outside Director for service on the Board (the “Stock Awards”). Under the Director Stock Deferral Plan, an Outside Director may elect to defer the receipt of all of the Class A Shares underlying his or her Stock Award, in which case the Outside Director will instead be granted a number of deferred stock units (each unit, a “DSU”) with respect to the number of Class A Shares that are covered by the Stock Award. The DSUs will vest on the same schedule as the associated Stock Award. Each DSU represents the right to receive one Class A Share following the earlier of (i) the payment date elected by the Outside Director at the time of deferral or (ii) the Outside Director’s separation from service for any reason. Dividend equivalents are credited in the form of additional DSUs, which vest on the same schedule as the underlying award of DSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
In connection with the Business Combination, the Company, the DEAC Stockholder Group, the DK Stockholder Group and the SBT Stockholder Group entered into the Stockholders Agreement, dated April 23, 2020 (the “Stockholders Agreement”), by and among the Company, the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group (as such terms are defined in the Stockholders Agreement).
Registration Rights
The Stockholders Agreement provides that in the period following the expiration of the lock-up periods (all of which have expired), if any member of the Stockholder Parties (as defined in the Stockholders Agreement) delivers notice to DraftKings stating that it intends to effect an underwritten public offering of all or part of its Registrable Securities (as defined in the Stockholders Agreement) included on a shelf registration statement and reasonably expects aggregate gross proceeds of not less than $75,000,000, DraftKings will enter into a customary underwriting agreement and will take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, that DraftKings will have no obligation to facilitate or participate in more than two underwritten offerings for each of the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group and no more than six underwritten offerings in the aggregate.
Whenever DraftKings proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement other than on Form S-8 or on Form S-4, DraftKings will give notice to the Stockholder Parties and will include all Registrable Shares (as defined in the Stockholders Agreement) that any member of the Stockholder Parties requests for inclusion within five days of receiving notice from DraftKings, subject to any cut-back deemed necessary by an underwriter.
As long as any member of the Stockholder Parties owns Registrable Securities, DraftKings will, at all times while it remains a reporting company under the Exchange Act, file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by DraftKings after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the members of the Stockholder Parties with true and complete copies of all such filings.
Unsuitable Persons
Each of the Stockholder Parties acknowledged and agreed to the application of the provisions concerning unsuitability contained in our Articles of Incorporation, which is applicable to all holders of common stock or other equity securities of DraftKings.
DKFS
On August 27, 2019, DraftKings and other investors, including Accomplice Fund II, L.P. (which was, until December 9, 2023, an affiliate of Ryan Moore, a member of our Board of Directors), as well as Jason Robins, acquired equity interests of DKFS, LLC, a newly created joint venture (“DKFS”), which among other things, invests in early stage companies in the sports entertainment industry. Jason Robins is a manager of DKFS.
The following table summarizes the equity interests of DKFS held by DraftKings and related persons, as well as the consideration paid for such interests as of December 31, 2025:
	Common Units	Incentive Units(1)	Cash Consideration ($)	In-Kind Consideration ($)(2)
DraftKings	5,345,000	—	1,000,000(3)	3,000,000
Accomplice Fund II, L.P.(4)	1,500,000	—	1,000,000	—
Jason Robins(5)	—	126,603	—	—

(1)
One-fourth of the incentive units vested on the one-year anniversary of the date of issuance and the remainder vested in equal monthly installments over the subsequent 36 months, subject to the recipient’s continued provision of services to DKFS.

(2)
Initially consisted of the contribution to DKFS of a license to use certain proprietary marks and logos owned by DraftKings. In the second quarter of 2021, DKFS exchanged the remaining value of its use of such proprietary marks and logos owned by DraftKings for general overhead support and other services through December 31, 2023.

(3)
Consists of payment of cash consideration to DKFS on November 20, 2020.

(4)
Ryan Moore is a director of DraftKings and was, until December 9, 2023, an affiliate of Accomplice Fund II, L.P. The units are held directly by a blocker entity that is a wholly owned subsidiary of Accomplice Fund II, L.P.

(5)
Jason Robins is the Chairman of the Board and Chief Executive Officer of DraftKings.

In connection with its in-kind investment in DKFS, DraftKings entered into a services agreement with DBDK (as defined below). Pursuant to this services agreement, DraftKings provided certain administrative and other services to DBDK. Specifically, DraftKings provided office space and general overhead support to DBDK. The overhead support related to rent, utilities and general and administrative support services.
In November 2020, DraftKings invested an additional $1.0 million in DKFS and acquired an additional 845,000 Common Units. As of December 31, 2025, DraftKings’ total ownership interest in DKFS was 49.9%.
In addition, DraftKings has committed to invest up to $17.5 million into DBDK Venture Fund I, L.P. (“DBDK Fund I”), a Delaware limited partnership which is managed by Drive by DraftKings, LLC (formerly Drive by DraftKings, Inc.), which is partially owned by DKFS (“DBDK”). As of December 31, 2025, the Company had invested a total of $12.8 million of the total commitment in DBDK Fund I. Jason Robins has also committed to invest up to $1.5 million into DBDK Fund I, and Matthew Kalish and Paul Liberman, each executive officers and directors of the Company, also committed to invest up to $0.25 million each into DBDK Fund I. Mr. Kalish and Mr. Liberman each received 0.5% of the carried interest in DBDK Fund I’s general partner for serving as special advisors to DBDK Fund I.
In August 2024, DraftKings also committed to invest up to $21 million into DBDK Venture Fund II, L.P. (“DBDK Fund II”), a Delaware limited partnership which is managed by DBDK. As of December 31, 2025, the Company had invested none of the total commitment in DBDK Fund II. Jason Robins, Matthew Kalish and Paul Liberman each also committed to invest $1 million, $0.25 million and $0.25 million, respectively, into DBDK Fund II. Mr. Kalish and Mr. Liberman each received 0.5% of the carried interest in DBDK Fund II’s general partner for serving as special advisors to DBDK Fund II.
In February 2025, DraftKings entered into a new services agreement and consulting services agreement with DBDK. Pursuant to the services agreement, DraftKings provides certain services to DBDK (including office space, information technology services and other general administrative services). Pursuant to the consulting services agreement, DBDK provides certain consulting services to DraftKings. As consideration for the services agreement, DBDK satisfies amounts owed to DraftKings under the services agreement by either (i) remitting payment in cash and/or (ii) providing consulting services to DraftKings under the consulting services agreement. Since the beginning of fiscal year 2025, DraftKings received approximately $0.2 million from DBDK for services provided by DraftKings under the services agreement, which was paid in services-in-kind by DBDK, including consulting services related to strategic planning and industry insights.
Aircraft
Since March 2022, the Company has leased, on a year-to-year basis, an aircraft (the “Aircraft”) from an entity controlled by Mr. Robins (each, an “Aircraft Dry Lease”). Pursuant to the terms of each Aircraft Dry Lease, the Company covers all operating, maintenance and other expenses associated with the Aircraft during the lease term. In fiscal year 2025, the Company incurred $0.6 million of lease expense under the Aircraft Dry Leases then in effect. The Aircraft Dry Lease currently in effect (the “Existing Aircraft Dry

Lease”) is scheduled to expire in accordance with its terms on March 30, 2026, and, effective as of such date, the Company intends to enter into a new one-year Aircraft Dry Lease for $0.6 million and otherwise on terms and conditions substantially the same as the Existing Aircraft Dry Lease (the “Proposed Aircraft Dry Lease”). The audit committee of the Board, as well as the Board, approved such arrangements based, among other things, on the requirement in certain executive officers’ security programs that such executives and their respective families fly private, as well as such committees’ and the Board’s assessment that such an arrangement is more efficient and flexible and better ensures safety, confidentiality and privacy.
In fiscal year 2025, in connection with entering into the Existing Aircraft Dry Lease, the Company entered into an addendum (the “Existing Addendum”) to the Existing Aircraft Dry Lease providing for a Recoupment Mechanism (as defined below) in respect of expenditures incurred, or to be incurred, by the Company for (i) a mandatory 10-year inspection and certain recommended capital improvements to the Aircraft during fiscal year 2025, with an aggregate cost of $2.9 million, and (ii) certain recommended capital improvements to the Aircraft during fiscal year 2024, with an aggregate cost of $0.9 million (collectively, the “Specified Improvements”). In fiscal year 2026, in connection with entering into the Proposed Aircraft Dry Lease, the Company intends to enter into an addendum (the “Proposed Addendum”) to the Proposed Aircraft Dry Lease providing for a Recoupment Mechanism in respect of the expenditures incurred by the Company for the Specified Improvements. The Existing Addendum provides, and the Proposed Addendum will provide, that, in the event the Aircraft Dry Lease is terminated or not replaced during the useful life of the Specified Improvements, the Company may recoup from the entity controlled by Mr. Robins the non-amortized portion of such capital improvement costs (based on the remaining useful life of such improvements) (the “Recoupment Mechanism”). The audit committee of the Board and the Board approved such arrangements based, among other things, on the inclusion of the Recoupment Mechanism, to ensure the Aircraft maintains compliance with Federal Aviation Authority regulatory requirements and to generally support the safe and functional operation of the Aircraft, as applicable.
FaZe Media, Inc. (dba Hardscope) Arrangements
Certain subsidiaries of the Company have entered into arrangements with FaZe Media, Inc. (dba Hardscope) (“Hardscope”). Matthew Kalish, an executive officer and member of the Company’s Board of Directors, is a member of the board of directors of Hardscope, serves as Hardscope’s Chief Executive Officer and owns 100% of the equity interests of Hardscope.
Marketing Arrangement. On June 13, 2025, certain subsidiaries of the Company entered into an arrangement with Hardscope pursuant to which the Company secured the personal services and name, image and likeness rights of certain individuals for promotional campaigns relating to the Company’s product offerings (the “Marketing Arrangement”). Under the Marketing Arrangement, the Company agreed to pay Hardscope fees based on the specific services, rights and deliverables purchased, with the aggregate amount payable to Hardscope not to exceed $600,000. During fiscal year 2025, the Company incurred $150,000 under the Marketing Arrangement.
Consulting Services Agreement. Certain subsidiaries of the Company entered into a Consulting Services Agreement with Hardscope on February 17, 2026 (the “Hardscope Agreement”). Pursuant to the Hardscope Agreement, the Company has the right, but not the obligation, to secure the personal services and name, image and likeness rights of certain individuals (collectively, the “Talent”) for promotional campaigns relating to the Company’s product offerings. The Company may engage Talent through Hardscope only by entering into one or more statements of work (each, a “SOW”), and Hardscope will enter into a separate agreement with the applicable Talent in connection with each SOW. Subject to the execution of, and the terms and conditions contained in, the applicable SOW and related Talent agreement and delivery of the applicable services and deliverables, the Company will pay Hardscope a service fee, a portion of which will be remitted by Hardscope to the applicable Talent and a portion of which may be retained by Hardscope as a commission. The Hardscope Agreement provides that the aggregate amount of service fees payable by the Company under the Hardscope Agreement may not exceed $30.0 million during the three-year term of the Hardscope Agreement, and that Hardscope’s commission may not exceed 14% of the related service fee. As of the date of this Proxy Statement, the Company has entered into one SOW under the Hardscope Agreement, but has not incurred any fees under the Hardscope Agreement.

The audit committee of the Board approved the Marketing Arrangement and the Hardscope Agreement in accordance with the Company’s related person transaction policy. The Company cannot reasonably estimate the approximate dollar value of Mr. Kalish’s indirect interest in these arrangements because amounts paid by the Company are expected to be used primarily to compensate Talent and cover related costs, and any portion ultimately retained by Hardscope will depend on Hardscope’s internal arrangements and allocations.
Related Person Transaction Policy
The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which DraftKings or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
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any person who is, or at any time during the applicable period was, one of DraftKings’ executive officers or a member of the Board;

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any person who is known by DraftKings to be the beneficial owner of more than five percent (5%) of our voting stock; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

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any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings any person or entity may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, the audit committee has the responsibility to review related person transactions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Registered Public Accounting Firm
BDO USA, P.C. served as our independent registered public accounting firm for the fiscal year ended December 31, 2025, and the Board has proposed that our shareholders ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Please see Proposal No. 2 below. The audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that a change would be in the best interests of the Company.
(amounts in thousands)	2025	2024
Audit Fees(1)	$3,919	$4,078
Audit-Related Fees(2)	60	25
Tax Fees(3)	71	43
All Other Fees	—	—
Total Fees	$4,050	$4,146

(1)
Consists of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. The Audit Fees incurred also include fees relating to services performed in connection with state audits, statutory audits, and securities offerings, if applicable, including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)
Consists of fees related to a Type 1 Systems and Organization Controls (SOC) Report.

(3)
Consists of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, primarily including tax advice related to federal, state and international income tax compliance.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors. Specifically, the audit committee’s charter provides that the audit committee is directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged, including the approval of the engagement of the independent auditors for each audit and for non-audit services requested, including the fee, scope and timing of the audit or non-audit services requested, the nature and magnitude of the services actually performed compared to other approvals for the procedure (if applicable), the range and proportion of audit and non-audit fees and the effect of any engagement on the independence of the auditors. All of the services for which fees were disclosed under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” in the table above were pre-approved under the audit committee’s pre-approval policy.

REPORT OF THE AUDIT COMMITTEE
The audit committee (the “Audit Committee”) of the Company’s Board operates pursuant to a written charter, which complies with the corporate governance standards of The Nasdaq Stock Market LLC. The Audit Committee reviews and reassesses its charter annually and recommends any proposed changes to the full Board for approval. The Audit Committee charter was initially approved in April 2020 and was most recently amended in May 2022. A copy of the current charter is available on our website at http:// www.draftkings.com/about (refer to “Investors” tab → “Governance” → “Documents”).
Pursuant to its charter, the Audit Committee assists the Board in monitoring, among other things, the integrity of the Company’s financial statements and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for approving compensation arrangements with the Company’s independent registered public accounting firm. In conjunction with the mandated rotation of BDO USA, P.C.’s (“BDO”) lead engagement partner, the Audit Committee and the Chairman of the Audit Committee are directly involved in the rotation of the audit partners and selecting BDO’s new lead engagement partner.
Management is responsible for the Company’s financial reporting process, the system of internal controls, including internal controls over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for the integrated audit of the consolidated financial statements and internal controls over financial reporting.
In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and BDO the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2025.
The Audit Committee has also discussed and reviewed with BDO all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including the matters required to be discussed by BDO with the Audit Committee under PCAOB standards.
In addition, BDO provided to the Audit Committee a formal written statement describing all relationships between BDO and the Company that might bear on BDO’s independence as required by the applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the audit committee concerning independence. The Audit Committee reviewed and discussed with BDO any relationships that may impact BDO’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company, and satisfied itself as to BDO’s objectivity and independence.
Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 be included in the Company’s annual report on Form 10-K for such fiscal year for filing with the SEC.
THE AUDIT COMMITTEE
Steven J. Murray, Chairman
Ryan R. Moore
Valerie Mosley

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee of our Board of Directors has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the appointment of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. BDO has been engaged by us since April 23, 2020. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require shareholder ratification of the appointment of BDO as our independent registered public accounting firm. However, the audit committee is submitting the appointment of BDO to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain BDO. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our and our shareholders’ best interests.
Vote Required
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on this proposal will be required for approval of this proposal. Abstentions will have the same effect as votes “against” this proposal. No broker non-votes are expected to exist in connection with this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 88% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE
“FOR” PROPOSAL NO. 2 (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
In our proxy statement for the 2021 Annual Meeting of Shareholders, the Board of Directors recommended that a non-binding advisory vote on the compensation of our named executive officers be held every year by our shareholders. In accordance with such recommendation, our shareholders at the 2021 Annual Meeting of Shareholders approved, on a non-binding advisory basis, the holding of a non-binding advisory vote on the compensation of our named executive officers every year.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a non-binding advisory vote from our shareholders to approve the compensation paid to our NEOs as disclosed in this Proxy Statement. Shareholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of DraftKings Inc. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for its 2026 Annual Meeting of Shareholders (including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion therein).
As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation program for our executive officers is guided by several key principles, including attraction, retention and motivation of executive officers over the long-term, recognition of individual and company-wide performance, and creation of shareholder value by aligning the interests of management and our shareholders through equity incentives. We urge shareholders to read the “Compensation Discussion and Analysis” section, compensation tables and related narrative discussion in this Proxy Statement for a more detailed discussion of our compensation programs and policies, the compensation-related actions taken in fiscal year 2025 and the compensation paid to our NEOs.
Vote Required
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on this proposal will be required for approval of this proposal. Abstentions will have the same effect as votes “against” this proposal, while broker non-votes will not be considered for this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 88% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 3. Accordingly, the approval of Proposal No. 3 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 (ITEM NO. 3 ON THE ENCLOSED PROXY CARD).

WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://draftkings.gcs-web.com/financials/sec-filings.
References to our website or other links to our publications or other information included in this Proxy Statement are provided for the convenience of our shareholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the SEC.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Proxy Statement, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, or by statements of vision, strategy or outlook. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this Proxy Statement. You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this Proxy Statement primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. See our Annual Report on Form 10-K for the year ended December 31, 2025 for a summary of factors that could cause actual results to differ materially from those projected. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

SHAREHOLDER COMMUNICATIONS
General
We provide an informal process for shareholders to send communications to our Board and its members. Shareholders who wish to contact the Board or any of its members may do so by writing to DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116.
Submission of Shareholder Proposals and Director Nominations for 2027 Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2027 proxy statement. Any such proposal must be submitted in writing by November 26, 2026 to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. If we change the date of our 2027 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of such shareholder proposal must be delivered to, or mailed and received by, our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116, no earlier than January 12, 2027 and no later than the close of business on February 11, 2027, which notice must contain the information specified in our Bylaws. If we change the date of our 2027 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a shareholder proposal for presentation before an annual meeting of shareholders that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2027 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2027 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 no later than March 13, 2027, or, if we change the date of our 2027 Annual Meeting by more than thirty days from the anniversary of the Annual Meeting, then no later than sixty days prior to our 2027 Annual Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made.
OTHER BUSINESS
Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V88419-P44844 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. DRAFTKINGS INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 DRAFTKINGS INC. 1. Election of Directors Nominees: 01) Jason D. Robins 02) Harry E. Sloan 03) Matthew Kalish 04) Paul Liberman 05) Woodrow H. Levin 06) Jocelyn Moore 07) Ryan R. Moore 08) Valerie Mosley 09) Steven J. Murray 10) Marni M. Walden 11) Gregory W. Wendt Vote on Directors The Board of Directors recommends you vote FOR the following Directors: 2. To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To conduct a non-binding advisory vote on executive compensation. Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR the election of all nominees for the Board of Directors listed in item 1 and FOR items 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DKNG2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V88420-P44844Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.DRAFTKINGS INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERSMay 12, 2026The shareholder(s) hereby appoint(s) Jason D. Robins and R. Stanton Dodge, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DraftKings Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM, Eastern Time on May 12, 2026, virtually at www.virtualshareholdermeeting.com/DKNG2026, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR ON PROPOSAL 2 AND FOR ON PROPOSAL 3.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE